Exhibit 10.1



                          LOAN AND SECURITY AGREEMENT


                            THE CHASE MANHATTAN BANK
                              (AS LENDER, AS AGENT
                   AND AS SOLE ARRANGER AND SOLE BOOK RUNNER)

                                      AND

                   TRANSAMERICA BUSINESS CAPITAL CORPORATION
                          (AS LENDER AND AS CO-AGENT)

                                      WITH

                                 SYSTEMAX INC.
                          SYSTEMAX MANUFACTURING INC.
                         GLOBAL COMPUTER SUPPLIES INC.
                         GLOBAL EQUIPMENT COMPANY, INC.
                               TIGER DIRECT, INC.
                               DARTEK CORPORATION
                             NEXEL INDUSTRIES, INC.
                               MISCO AMERICA INC.
                           SYSTEMAX RETAIL SALES INC.
                            PAPIER CATALOGUES, INC.
                           CATALOG DATA SYSTEMS, INC.
                            MILLENNIUM FALCON CORP.
                                 TEK SERV INC.
                                 B.T.S.A., INC.
                                      and
                             KEYBOARDMALL.COM INC.
           (EACH A BORROWER AND JOINTLY AND SEVERALLY, THE BORROWERS)


                                 June 13, 2001



                               TABLE OF CONTENTS

I.       DEFINITIONS...................................................1
         1.1.    Accounting Terms......................................1
         1.2.    General Terms.........................................2
         1.3.    Uniform Commercial Code Terms.........................20
         1.4.    Certain Matters of Construction.......................20

II.      ADVANCES, PAYMENTS............................................20
         2.1.    (a)  Revolving Advances...............................20
                 (b)  Discretionary Rights.............................21
         2.2.    Procedure for Revolving Advance Borrowing.............22
                 (a) Domestic Rate Loans...............................22
                 (b) Eurodollar Rate Loans.............................22
                 (c) Interest Periods..................................22
                 (d) Conversion........................................23
                 (e) Prepayment of Eurodollar Rate Loans...............23
                 (f) Certain Compensation..............................23
                 (g) Termination of Eurodollar Rate Loans..............23
          2.3.   Disbursement of Advance Proceeds......................23
          2.4.   Repayment of Advances.................................24
          2.5.   Repayment of Excess Advances..........................25
          2.6.   Statement of Account..................................25
          2.7.   Additional Payments...................................25
          2.8.   Letters of Credit.....................................25
          2.9.   Issuance of Letters of Credit.........................26
         2.10.   Requirements For Issuance of Letters of Credit........26
         2.11.   Manner of Borrowing and Payment.......................27
         2.12.   Mandatory Prepayments.................................29
         2.13.   Use of Proceeds.......................................29
         2.14.   Defaulting Lender.....................................29

III.     INTEREST AND FEES.............................................30
         3.1.    Interest..............................................31
         3.2.    (a) Fee Letter........................................31
                 (b) Unused Line Fee...................................31
         3.3.    Letter of Credit Fees.................................31
         3.4.    Field Examination Expenses............................32
         3.5.    Computation of Interest and Fees......................32
         3.6.    Maximum Charges.......................................32
         3.7.    Increased Costs.......................................32
         3.8.    Basis For Determining Interest Rate
                 Inadequate or Unfair..................................33
         3.9.    Capital Adequacy......................................34

IV.  COLLATERAL:  GENERAL TERMS........................................34
         4.1.    Security Interest in the Collateral...................34
         4.2.    Perfection of Security Interest.......................35
         4.3.    Disposition of Collateral.............................35
         4.4.    Preservation of Collateral............................35
         4.5.    Ownership of Collateral...............................36
         4.6.    Defense of Agent's and Lenders' Interests.............36
         4.7.    Books and Records.....................................37
         4.8.    Financial Disclosure..................................37
         4.9.    Compliance with Laws..................................37
        4.10.    Inspection of Premises; Inventory Appraisal...........37
        4.11.    Insurance.............................................38
        4.12.    Failure to Pay Insurance..............................39
        4.13.    Payment of Taxes......................................39
        4.14.    Payment of Leasehold Obligations......................39
        4.15.    Receivables...........................................39
                 (a)      Nature of Receivables........................40
                 (b)      Solvency of Customers........................40
                 (c)      Locations....................................40
                 (d)      Collection of Receivables....................40
                 (e)      Notification of Assignment of Receivables....40
                 (f)      Power of Agent to Act........................40
                 (g)      No Liability.................................41
                 (h)      Establishment of a Lockbox Account,
                          Dominion Account.............................42
                 (i)      Adjustments..................................42
        4.16.    Inventory.............................................42
        4.17.    Maintenance of Equipment..............................42
        4.18.    Exculpation of Liability..............................43
        4.19.    Financing Statements..................................43
        4.20.    Revised Article 9.....................................43

V.       REPRESENTATIONS AND WARRANTIES................................44
         5.1.    Authority.............................................44
         5.2.    Formation and Qualification...........................45
         5.3.    Survival of Representations and Warranties............45
         5.4.    Tax Returns...........................................45
         5.5.    Financial Statements..................................46
         5.6.    Corporate Name........................................46
         5.7.    O.S.H.A. and Environmental Compliance.................46
         5.8.    Solvency; No Litigation, Violation,
                 Indebtedness or Default...............................47
          5.9.   Patents, Trademarks, Copyrights and Licenses..........48
         5.10.   Licenses and Permits..................................49
         5.11.   Default of Indebtedness...............................49
         5.12.   No Default............................................49
         5.13.   No Burdensome Restrictions............................49
         5.14.   No Labor Disputes.....................................49
         5.15.   Margin Regulations....................................49
         5.16.   Investment Company Act................................49
         5.17.   Disclosure............................................50
         5.18.   Swaps.................................................50
         5.19.   Conflicting Agreements................................50
         5.20.   Application of Certain Laws and Regulations...........50
         5.21.   Business and Property of Borrowers....................50

VI.      AFFIRMATIVE COVENANTS.........................................50
         6.1.    Payment of Fees.......................................51
         6.2.    Conduct of Business and Maintenance of Existence
                 and Assets............................................51
         6.3.    Violations............................................51
         6.4.    INTENTIONALLY OMITTED.................................51
         6.5.    Execution of Supplemental Instruments.................51
         6.6.    Payment of Indebtedness...............................51
         6.7.    Standards of Financial Statements.....................51
         6.8.    Subsidiary Guaranty and Security Agreement............52
         6.9.    Landlord Waivers......................................52
         6.10.   Environmental Matters.................................52
         6.11.   Mortgages.............................................54
         6.12.   License Agreements....................................54

VII.     NEGATIVE COVENANTS............................................55
         7.1.    Merger, Consolidation, Acquisition and Sale of Assets.55
         7.2.    Creation of Liens.....................................55
         7.3.    Guarantees............................................55
         7.4.    Investments, Loans....................................55
         7.5.    Sale Leaseback........................................56
         7.6.    Capital Expenditures..................................56
         7.7.    Dividends.............................................56
         7.8.    Indebtedness..........................................56
         7.9.    Nature of Business....................................56
         7.10.   Transactions with Affiliates..........................56
         7.11.   Leases................................................57
         7.12.   Subsidiaries..........................................57
         7.13.   Fiscal Year and Accounting Changes....................57
         7.14.   Pledge of Credit......................................57
         7.15.   Amendment of Articles of Incorporation, By-Laws.......57
         7.16.   Compliance with ERISA.................................57
         7.17.   Prepayment of Indebtedness............................58
         7.18.   Undrawn Availability..................................58
         7.19.   Fixed Charge Coverage.................................58
         7.20.   Floorplanning.........................................58

VIII.    CONDITIONS PRECEDENT..........................................59
         8.1.    Conditions to Initial Advances........................59
                (a)      Notes.........................................59
                (b)      Searches, Filings, Registrations
                         and Recordings................................59
                (c)      Corporate Proceedings of Borrowers............59
                (d)      Incumbency Certificates.......................59
                (e)      Certificates..................................59
                (f)      Good Standing Certificates....................59
                (g)      Legal Opinion.................................60
                (h)      No Litigation.................................60
                (i)      Guaranty; Security Agreement..................60
                (j)      Collateral Examination; Appraisals............60
                (k)      Fees..........................................60
                (l)      Financial Statements..........................60
                (m)      Stock Pledge Agreement; Other Documents.......61
                (n)      Insurance.....................................61
                (o)      Undrawn Availability; Borrowing Base..........61
                (p)      Payment Instructions..........................61
                (q)      Blocked Accounts; Depository Accounts.........61
                (r)      Consents......................................61
                (s)      No Adverse Material Change....................61
                (t)      Leasehold Agreements..........................62
                (u)      Contract Review...............................62
                (v)      Closing Certificate...........................62
                (w)      Customers and Suppliers.......................62
                (x)      Cash Management...............................62
                (y)      Schedule of Affiliates and Subsidiaries.......62
                (z)      Collateral Assignments of License Agreements..62
                (aa)     Capital Structure.............................62
                (bb)     Environmental Reports.........................62
                (cc)     Other.........................................63
         8.2.  Conditions to Each Advance..............................63
                (a)      Representations and Warranties................63
                (b)      No Default....................................63
                (c)      Maximum Advances..............................63

IX.      INFORMATION AS TO BORROWERS...................................63
         9.1.  Disclosure of Material Matters..........................63
         9.2.  Schedules...............................................64
         9.3.  Environmental Reports...................................64
         9.4.  Litigation..............................................64
         9.5.  Material Occurrences....................................64
         9.6.  INTENTIONALLY OMITTED...................................65
         9.7.  Annual Financial Statements.............................65
         9.8.  Quarterly Financial Statements..........................65
         9.9.  Monthly Financial Statements............................66
        9.10.  Other Reports...........................................66
        9.11.  Additional Information..................................66
        9.12.  Projected Operating Budget..............................66
        9.13.  Variances From Operating Budget.........................67
        9.14.  Governmental Notices....................................67
        9.15.  ERISA Notices and Requests..............................67
        9.16.  Additional Documents....................................68

X.      EVENTS OF DEFAULT..............................................68

XI.     LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.....................71
        11.1.  Rights and Remedies.....................................71
        11.2.  Agent's Discretion......................................72
        11.3.  Setoff..................................................72
        11.4.  Rights and Remedies not Exclusive.......................72

XII      WAIVERS AND JUDICIAL PROCEEDINGS..............................72
         12.1. Waiver of Notice........................................72
         12.2. Delay...................................................72
         12.3. Jury Waiver.............................................72

XIII.    EFFECTIVE DATE AND TERMINATION................................73
         13.1. Term....................................................73
         13.2. Termination.............................................73

XIV.     REGARDING AGENT...............................................73
         14.1. Appointment.............................................73
         14.2. Nature of Duties........................................74
         14.3. Lack of Reliance on Agent and Resignation...............74
         14.4. Certain Rights of Agent.................................75
         14.5. Reliance................................................75
         14.6. Notice of Default.......................................75
         14.7. Indemnification.........................................76
         14.8. Agent in its Individual Capacity........................76
         14.9. Delivery of Documents...................................76
        14.10. Borrowers' Undertaking to Agent.........................76
        14.11. Co-Agents...............................................76

XV.      BORROWING AGENCY..............................................76
         15.1. Borrowing Agency Provisions.............................76
         15.2. Waiver of Subrogation...................................77

XVI.     MISCELLANEOUS.................................................77
         16.1. Governing Law...........................................77
         16.2. Entire Understanding....................................78
         16.3. Successors and Assigns; Participations; New Lenders.....79
         16.4. Application of Payments.................................81
         16.5. Indemnity...............................................81
         16.6. Notice..................................................81
         16.7. Survival................................................83
         16.8. Severability............................................83
         16.9. Expenses................................................83
         16.10.Injunctive Relief.......................................83
         16.11.Consequential Damages...................................83
         16.12.Captions................................................83
         16.13.Counterparts; Telecopied Signatures.....................83
         16.14.Construction............................................83
         16.15.Confidentiality.........................................84





SCHEDULES AND EXHIBITS

EXHIBITS
Exhibit 1.2(A)  Form of Borrowing Base Certificate
Exhibit 2.1     Form of Revolving Credit Note
Exhibit 2.8     Form of Letter of Credit Application
Exhibit 6.11    Form of Mortgage
Exhibit 16.3    Form of Commitment Transfer Supplement

SCHEDULES
Schedule 1.2(A)  Financing Statements
Schedule 1.2(B)  Permitted Encumbrances
Schedule 1.2(C)  Subsidiary Stock
Schedule 1.2(D)  License Agreements
Schedule 1.2(E)  Real Property
Schedule 4.5     Collateral Locations
Schedule 4.15(c) Locations of Borrower Schedule 5.2(a) Formation and
                 Qualification
Schedule 5.2(b)  Subsidiaries
Schedule 5.4     Federal Tax Identification Numbers; Pending Tax Returns
Schedule 5.6(a) Corporate Names Schedule 5.6(b) Prior Consolidations, Mergers, etc.
Schedule 5.8(b)  Litigation
Schedule 5.8(d)  Plans
Schedule 5.9     Patents, Trademarks, Copyrights and Licenses
Schedule 5.10    Licenses and Permits
Schedule 5.14    Labor Disputes
Schedule 5.18    Swaps
Schedule 7.3     Guarantees
Schedule 7.8     Indebtedness
Schedule 7.10    Transactions with Affiliates
Schedule 7.11    Leases



                          LOAN AND SECURITY AGREEMENT


        Loan and Security Agreement dated as of June 13, 2001 among SYSTEMAX INC., a corporation organized under the laws of the State of Delaware ("SYX"), SYSTEMAX MANUFACTURING INC. (formerly known as Midwest Micro Corp.), a corporation organized under the laws of the State of Delaware ("SMI"), GLOBAL COMPUTER SUPPLIES INC. (successor by merger to Continental Dynamics Corp.), a corporation organized under the laws of the State of New York ("GCS"), GLOBAL EQUIPMENT COMPANY, INC., a corporation organized under the laws of the State of New York ("GEC"), TIGER DIRECT, INC., a corporation organized under the laws of the State of Florida ("Tiger"), DARTEK CORPORATION, a corporation organized under the laws of the State of Delaware ("Dartek"), NEXEL INDUSTRIES, INC., a corporation organized under the laws of the State of New York ("NII"), MISCO AMERICA INC., a corporation organized under the laws of the State of Delaware ("Misco"), SYSTEMAX RETAIL SALES INC., a corporation organized under the laws of the State of Delaware ("SRS"), PAPIER CATALOGUES, INC., a corporation organized under the laws of the State of New York ("PCI"), CATALOG DATA SYSTEMS, INC., a corporation organized under the laws of the State of New York ("CDS"), MILLENNIUM FALCON CORP., a corporation organized under the laws of the State of Delaware ("MFC"), TEK SERV INC., a corporation organized under the laws of the State of Delaware ("TSI"), B.T.S.A., Inc., a corporation organized under the laws of the State of New York ("BTSA") and KEYBOARDMALL.COM INC., a corporation organized under the laws of the State of Delaware ("KMC") (SYX, SMI, GCS, GEC, Tiger, Dartek, NII, Misco, SRS, PCI, CDS, MFC, TSI, BTSA and KMC, each a "Borrower" and jointly and severally the "Borrowers"), the undersigned financial institutions and the various financial institutions which hereafter become Purchasing Lenders (collectively, the "Lenders" and individually a "Lender"), THE CHASE MANHATTAN BANK ("Chase"), a corporation organized under the laws of the State of New York, as administrative agent and collateral agent for the Lenders (Chase, in such capacities, the "Agent"), and as sole Arranger and sole Book Runner, and TRANSAMERICA BUSINESS CAPITAL CORPORATION, for itself as Lender and as Co-Agent.

          IN CONSIDERATION of the mutual covenants and undertakings herein contained, each Borrower, Lenders and Agent hereby agree as follows:


I.        DEFINITIONS.

          1.1. ACCOUNTING TERMS. As used in this Agreement, the Notes or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined shall have the respective meanings given to them under GAAP; PROVIDED, HOWEVER, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP applied in preparation of the audited financial statements of Borrowers for the fiscal year ended December 31, 2001.

          1.2. GENERAL TERMS. For purposes of this Agreement the following terms shall have the following meanings:

          "ABR SPREAD" shall mean the number of basis points, 100 basis points being equal to one percent (1.00%), set forth on the Applicable Margin Grid.

          "ADDITIONAL FIELD EXAMINATION REPORT DATE" shall mean any date subsequent to the Field Examination Date on which Agent shall have received a report from its examiner with respect to Borrowers' Receivables, Inventory, assets, liabilities, books and records and financial statements.

          "ADVANCES" shall mean and include the Revolving Advances and the Letters of Credit.

          "ADVANCE RATES" shall have the meaning set forth in Section 2.1 hereof.

          "AFFILIATE" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, officer or employee (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect,
(x) to vote 15% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "AGENT" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

          "AGREEMENT" shall mean this Loan and Security Agreement, as amended, supplemented or modified from time to time.

          "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1%, or (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including, the inability or failure of Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "APPLICABLE MARGIN GRID" shall mean the following, with the Leverage Ratio referring to Borrowers on a Consolidated Basis for the fiscal year ending December 31, 2001, as reported to Agent in accordance with Section 9.9 hereof:

          LEVERAGE RATIO                                ABR SPREAD      LIBOR SPREAD

          Greater than or equal to 3.0:1.0                  75            300
          Less than 3.0:1.0 but greater than 2.5:1.0        50            275
          Less than 2.5:1.0 but greater than 2.0            25            250
          Equal to or less than 2.0:1.0                     25            225


          "APPRAISER" shall mean an independent appraisal company reasonably acceptable to Agent in its sole discretion.

          "ASSESSMENT RATE" shall mean the annual assessment rate (net of refunds and rounded upwards, if necessary, to the next 1/16 of 1%) estimated by Agent (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such corporation (or such successor) of time deposits made in Dollars at Agent's domestic offices during the current calendar year.

          "AUTHORITY" shall have the meaning set forth in Section 6.10(c).

          "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

          "BLOCKED ACCOUNTS" shall have the meaning set forth in Section
4.15(h).

          "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

          "BORROWER" OR "BORROWERS" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

          "BORROWER'S ACCOUNT" shall have the meaning set forth in Section 2.6.

          "BORROWING AGENT" shall mean SYX.

          "BORROWERS ON A CONSOLIDATED BASIS" shall mean the consolidation of SYX and its domestic subsidiaries in accordance with GAAP.

          "BORROWING BASE" shall have the meaning set forth in Section 2.1(a).

          "BORROWING BASE CERTIFICATE" shall mean a certificate duly executed by an authorized officer of Borrowing Agent appropriately completed and in substantially the form of Exhibit 1.2(A), with information provided in the aggregate with respect to all the Borrowers and/or, at the request of Agent, separately with respect to each Borrower, or any group or groups of Borrowers, as Agent shall deem appropriate from time to time.

          "BUSINESS DAY" shall mean with respect to Eurodollar Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and New York, New York and with respect to Domestic Rate Loans, any day other than a day on which commercial banks in New York are authorized or required by law to close.

          "CAPITAL STOCK" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, membership interests in a limited liability company, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "CHANGE OF CONTROL" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) who, at the time of the execution of this Agreement, does not own 5% or more of Capital Stock of a Borrower, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing more than 50% of the total voting power of the Voting Stock of such Borrower on a fully diluted basis, (ii) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of SYX by Persons who were neither (A) nominated by the Board of Directors of SYX nor (B) appointed by directors so nominated, or
(iii) the merger or consolidation of any Borrower with or into another Person, or the merger or consolidation of another Person with and into any Borrower, with the effect that, immediately after such transaction, the stockholders of such Borrower immediately prior to such transaction hold less than 50% of the Voting Stock of the Person surviving such merger or consolidation, or (iv) SYX shall cease to own 100% of the fully diluted Capital Stock of any Borrower, except with respect to GEC which shall be 100% owned by GCS.

          "CHARGES" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other governmental authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Borrower or any of their Affiliates.

          "CLOSING DATe" shall mean June 13, 2001 or such other date as may be agreed to by the parties hereto.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

          "COLLATERAL" shall mean and include:

                (a)     all Receivables;

                (b)     all Equipment;

                (c)     all General Intangibles;

                (d)     all Inventory;

                (e)     all Subsidiary Stock;

                (f) all Investment Property (as defined in the Uniform Commercial Code as adopted and in force in the State of New York, as from time to time in effect);

                (g) all right, title and interest of each Borrower in and to (i) its respective goods and other property including, but not limited to all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of such Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to such Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of such Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, securities and investment property; (vi) if and when obtained by such Borrower, all real and personal property of third parties in which such Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which such Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and such Borrower;

                (h) all of each Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers (whether owned by such Borrower or in which it has an interest), computer software, computer programs (owned by such Borrower), tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), or (g) of this Paragraph; and

                (i)     all proceeds and products of (a), (b), (c), (d), (e),
(f), (g) and (h) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

          "COMMITMENT PERCENTAGE" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(c) hereof.

          "COMMITMENT TRANSFER SUPPLEMENT" shall mean a document in the form of
Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

          "COMPUTER COMPONENT INVENTORY" shall mean the Inventory of SMI held at its computer assembly facilities from which it assembles computers for sale.

          "CONSENTS" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

          "CONTRACT RATE" shall mean, as applicable, (a) initially, so long as no Event of Default shall have occurred, an interest rate per annum equal to (x) the sum of the Alternate Base Rate plus one-half of one percent (0.50%) with respect to Domestic Rate Loans or (y) the sum of the Eurodollar Rate plus two and three quarter percent (2.75%) with respect to Eurodollar Rate Loans (b) following receipt by Agent of (i) the annual financial statements of SYX on a Consolidated Basis for the fiscal year ending December 31, 2001, delivered in accordance with Section 9.7 hereof, and (ii) the annual financial statements of Borrowers on a Consolidated Basis for the fiscal year ending December 31, 2001, delivered in accordance with Section 9.9 hereof, so long as no Event of Default shall have occurred, an interest rate per annum equal to (x) the sum of the Alternative Base Rate plus the ABR Spread or (y) the sum of the Eurodollar Rate plus the LIBOR Spread with respect to Eurodollar Rate Loans or (c) following the occurrence and during the continuance of an Event of Default, the Default Rate.

          "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

          "CUSTOMER" shall mean and include the account debtor with respect to any Receivable and/or the purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

          "DEFAULT" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

          "DEFAULT RATE" shall mean an interest rate per annum equal to the sum of (i) the applicable Contract Rate (PROVIDED, HOWEVER, that any time when the Contract Rate is based upon the Applicable Margin Grid, the highest spread indicated thereon shall then be deemed to be in effect) plus (ii) two percent (2%) per annum.

          "DEFAULTING LENDER" shall have the meaning set forth in Section 2.14(a) hereof.

          "DEPOSITORY ACCOUNTS" shall have the meaning set forth in Section 4.15(h) hereof.

          "DILUTION" shall mean a reduction, as determined by Agent in its reasonable discretion, in the value of Receivables caused by returns, allowances, discounts, rebills, credits, write-offs, coop advertising sold (only to the extent considered by Borrowers in their agings) and/or any other offsets asserted or assertable by Customers which may have the effect of reducing collections received with respect to such Receivables.

          "DILUTION ADJUSTED RATE" at any date shall mean an advance rate of up to 75%, adjusted, in the event the Dilution Percentage exceeds 10%, by Agent in its sole discretion based upon the Dilution Percentage.

          "DILUTION PERCENTAGE" at any date shall mean the ratio of Dilution to the total amount of gross sales during the twelve months most recently ended as of the most recent Field Examination Report Date or Additional Field Examination Report Date.

          "DOLLARS" and the sign "$" shall mean lawful money of the United States of America.

          "DOMESTIC RATE LOAN" shall mean any Advance that bears interest based upon the Alternate Base Rate.

          "EARNINGS BEFORE INTEREST AND TAXES" shall mean for any period the sum of (i) net income (or loss) of Borrowers on a Consolidated Basis (excluding extraordinary gains) for such period, plus (ii) all interest expense of Borrowers on a Consolidated Basis for such period, plus (iii) all charges against the income of Borrowers on a Consolidated Basis for such period for federal, state and local taxes.

          "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes of Borrowers on a Consolidated Basis for such period, plus
(ii) depreciation expenses of Borrowers on a Consolidated Basis for such period, plus (iii) amortization expenses of Borrowers on a Consolidated Basis for such period, all calculated on a rolling four quarter basis.

          "ELIGIBLE INVENTORY" with respect to each Borrower shall mean and include finished goods Inventory and Computer Component Inventory, valued at the lower of cost (determined on a first in first out basis) or market value, which Agent, in its reasonable discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent, whether the Inventory is not, in Agent's opinion, obsolete, slow moving, unmerchantable, returned, consigned, damaged or spoiled or goods which are not first quality and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof. No Inventory shall be deemed Eligible Inventory unless
(i) it is located at a facility owned or leased by a Borrower in the United States and (ii) Agent has received executed landlord, mortgagee or warehousing agreements with respect to such facility in form and substance satisfactory to Agent. Eligible Inventory shall exclude in-transit Inventory, Inventory pledged or secured pursuant to floor planning arrangements, raw materials, returned goods, folding cartons and other "components", packages, shipping materials or supplies consumed in Borrowers' business, shrink and warranty reserves.

          "ELIGIBLE RECEIVABLES" shall mean and include with respect to each Borrower each Receivable of such Borrower arising in the ordinary course of such Borrower's business and which Agent, in its credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time reasonably deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice, bill of lading or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

          (a) it arises out of a sale made by any Borrower to an Affiliate or Subsidiary of such Borrower or to a Person controlled by an Affiliate of any Borrower;

          (b) the Receivable is due or unpaid more than (i) sixty (60) days after the original due date or (ii) ninety (90) days after the original invoice date;

          (c) as respects a particular Customer, fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables as a result of the criteria set forth in clause (b) (ii) above;

          (d) (i) the total Receivables of the Customer (other than Home Shopping Network) exceed ten percent (10%) of all Receivables, to the extent of such excess or, (ii) the total Receivables payable by Home Shopping Network exceed twenty percent (20%) of all Receivables, to the extent of any excess, unless, in either case, the sale is on letter of credit, guaranty, acceptance or third party credit insurance terms, in each case acceptable to Agent in its sole discretion. In the case of credit insurance, the policy must be issued at a Borrower's expense by a carrier, with deductibles and on other terms and conditions reasonably acceptable to Agent;

          (e) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

          (f) the Customer is a creditor or supplier of any Borrower, or the Customer has disputed any liability to or with respect to a Borrower (but only to the extent of such dispute), or the Customer has any right of offset, deduction, defense, dispute, chargeback or counterclaim with respect to such Receivable, or the Receivable otherwise is subject to any right of setoff in whole or in part by the Customer;

          (g) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

          (h) the sale is to a Customer whose principal place of business is outside the United States of America or Canada, unless the sale is on letter of credit, guaranty, acceptance or third party credit insurance terms, in each case reasonably acceptable to Agent in its sole discretion. In the case of credit insurance, the policy must be issued at a Borrower's expense by a carrier, with deductibles and on other terms and conditions reasonably acceptable to Agent.

          (i) the sale to the Customer is on an unbilled, bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

          (j) the Customer is the United States of America or any department, agency or instrumentality thereof;

          (k) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

          (l) the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

          (m) shipment of the merchandise or the rendition of services has not been completed;

          (n) any return, rejection or repossession of the merchandise has occurred;

          (o) such Receivable is not payable to a Borrower;

          (p) such Receivable is from a Customer whose credit quality is not reasonably satisfactory to Agent; or

          (q) such Receivable is not otherwise satisfactory to Agent in its reasonable discretion.

          "ENVIRONMENTAL COMPLAINT" shall have the meaning set forth in Section 6.10(c) hereof.

          "ENVIRONMENTAL LAWS" shall mean any international, national, provincial, regional, federal, state, municipal or local law, regulation, order, judgment, decree, permit, authorization, license, opinion, common or decisional law (including, without limitation, principles of tort, negligence, trespass, nuisance, strict liability, contribution and indemnification) or requirement of any Governmental Entity, or requirement of any agreement, contract or undertaking to which any Borrower or its predecessor is a party, any of which regulates, establishes standards or requirements or concerns liability with respect to the environment, natural resources, safety or health of human beings or other organisms, including, without limitation, the manufacture, distribution in commerce, transportation and use of Hazard Substances.

          "EQUIPMENT" shall mean and include as to each Borrower all of such Borrower's goods (excluding Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

          "EQUITY OFFERING" shall mean any sale after the Closing Date by SYX, any Borrower or any Subsidiary of SYX or any Borrower through either a public offering of its Capital Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended or a private placement of its Capital Stock in accordance with Regulation D promulgated under the Securities Act of 1933, as amended, other than sales of shares issuable upon exercise of employee, director or consultant options.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

          "EURODOLLAR RATE" shall mean, with respect to any Eurodollar Rate Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the Eurodollar Rate Loan of the Agent and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the London branch of the Agent by leading banks in the London interbank market for Eurodollars at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period.

          "EURODOLLAR RATE LOAN" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

          "EVENT OF DEFAULT" shall mean the occurrence and continuance of any of the events set forth in Article X hereof.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

          "FEE LETTER" shall mean that certain fee letter dated May 24, 2001 among Agent, SYX and Borrowers.

          "FIELD EXAMINATION REPORT DATE" shall mean the date on which Agent shall receive the report from its examiners with respect to the Receivables, Inventory, assets, liabilities, books and records and financial statements of Borrowers conducted by Agent on or before June 8, 2001 with respect to the period ended May 22, 2001.

          "FIXED CHARGE COVERAGE" shall mean and include, with respect to any fiscal period, the ratio of (a) (i) EBITDA during such period minus (ii) capital expenditures made by Borrowers during such period minus (iii) net cash payments of federal, state and local income and franchise taxes made by Borrowers during such period to (b) (i) scheduled payments of principal with respect to all Indebtedness of Borrowers for such period plus (ii) cash interest expense of Borrowers for such period.

          "FUNDED INDEBTEDNESS" shall mean with respect to any Person as of the date of determination thereof, all Indebtedness (other than Indebtedness relating to operating leases) of such Person and its Subsidiaries on a consolidated basis outstanding at such time which by its terms matures more than one year after the date of calculation (but including the current portion of such long term Indebtedness), and any such Indebtedness maturing within one year from such date of calculation which is renewable or extendable at the option of the obligor to a date more than one year from such date and including in any event the Revolving Advances.

          "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

          "GENERAL INTANGIBLES" shall mean and include as to each Borrower all of such Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, partnership or limited liability company interests, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

          "GOVERNMENT ENTITY" shall mean any agency, department, court or other administrative, legislative or regulatory authority of any international, national, state, provincial, regional, federal, municipal or local government.

          "GUARANTORS" shall mean, collectively, each Person who hereafter executes and delivers a Guaranty to Agent for the benefit of Lenders.

          "GUARANTY OR GUARANTIES" shall mean individually and collectively, the guaranties of the Obligations of Borrowers executed by a Guarantor in favor of Agent for the benefit of Lenders, in accordance with Section 6.8 hereof.

          "HAZARDOUS SUBSTANCE" shall mean any pollutant, contaminant, hazardous substance, hazardous waste, toxic substance, oil or petroleum or petroleum-derived substance, waste, asbestos, PCBs, radioactive material, or other compound, element, material or substance in any form whatsoever (including, without limitation, any product) regulated or restricted by or under any Environmental Law.

          "HAZARDOUS WASTES" shall mean all waste materials subject to regulation under RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

          "HEDGE AGREEMENT" shall mean any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrowers' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

          "INACTIVE SUBSIDIARIES" shall mean each of ZAC Corp., a Delaware corporation and MWM Manufacturing Corp., a Delaware corporation.

          "INDEBTEDNESS" shall mean, with respect to any Person, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid, (c) all obligations of such Person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for such Person's business, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person and all Capitalized Lease Obligations, (e) all payment obligations of such Person with respect to interest rate or currency protection agreements, all obligations of such Person as an account party under any letter of credit or in respect of bankers' acceptance, (g) all obligations of any third party secured by property or assets of such Person (regardless of whether or not such Person is liable for repayment of such obligations), (h) all guarantees of Indebtedness of such Person and (i) the redemption price of all redeemable preferred stock of such Person but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Termination Date.

          "INITIAL RECEIVABLES ADVANCE RATE" shall have the meaning set forth in
Section 2.1(a) hereof.

          "INTEREST PERIOD" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

          "INVENTORY" shall mean and include as to each Borrower all of such Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

          "INVENTORY ADVANCE RATES" shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

          "INVENTORY APPRAISAL" shall mean an appraisal of Borrower's Inventory prepared by an Appraiser and in form and substance satisfactory to Agent.

          "LEAD BORROWER" shall mean each of SYX, SMI, GCS, GEC, Tiger and Dartek or any one of them.

          "LENDER" AND "LENDERS" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which is a transferee, successor or assign of any Lender.

          "LETTER OF CREDIT APPLICATION" shall have the meaning set forth in
Section 2.9.

          "LETTER OF CREDIT FEES" shall mean the fees set forth in Section 3.3.

          "LETTERS OF CREDIT" shall have the meaning set forth in Section 2.8.

          "LEVERAGE RATIO" for any period shall mean the ratio of (a) Funded Indebtedness at the end of such period to (b) EBITDA for such period.

          "LIBOR SPREAD" shall mean the number of basis points, 100 basis points being equal to one percent (1.00%), set forth on the Applicable Margin Grid.

          "LICENSE AGREEMENT" shall mean each of the license agreements identified on Schedule 1.2(D) hereof, as such schedule may be amended, modified, restated or supplemented from time to time as provided herein.

          "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

          "LOAN DOCUMENTS" shall mean, collectively, this Agreement and the Other Documents.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the condition, operations, assets, business or prospects of the applicable Person or Persons, (ii) the applicable Borrower's or Borrowers' ability to pay the Obligations in accordance with the terms thereof, (iii) the value of the Collateral, or the Liens on the Collateral or the priority of any such Lien, or
(iv) the practical realization of the benefits of Agent's and Lenders' rights and remedies under this Agreement and the Other Documents.

          "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001 (a)(3) of ERISA to which any Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees and which is subject to Title IV of ERISA.

          "NET PROCEEDS" shall mean the aggregate gross cash proceeds received by any Borrower or any Subsidiary of any Borrower in respect of (a) the sale of Capital Stock in a Equity Offering, (b) any sale or disposition of any property or assets of such Borrower other than Inventory in the ordinary course of business, or (c) any cash payments received in respect of promissory notes delivered to such Borrower or such Subsidiary in respect of any sale or disposition of property or assets of such Borrower, other than of Inventory in the ordinary course of business; in each case net of (without duplication) (A) the amount required to repay any Indebtedness with respect to any Permitted Encumbrance (other than Advances) secured by a Lien on any assets of such Borrower or a Subsidiary of such Borrower that are collateral for any such Indebtedness, (B) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees or credit enhancement fees, in any case, paid to third parties or, to the extent specifically permitted hereby, Affiliates) incurred in effecting such issuance or sale and (C) any taxes reasonably attributable to such issuance or sale.

          "NET RECOVERY VALUE" shall mean the net recovery forced liquidation value of Inventory as determined by the Appraiser from time to time.

          "NOTES" shall mean collectively the Revolving Credit Notes.

          "OBLIGATIONS" shall mean and include any and all of Borrowers' Indebtedness and/or liabilities to Agent or the Lenders of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, relating to any and all of any Borrower's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Agent and the Lenders and any Borrower and all obligations of any Borrower to Agent and the Lenders to perform acts or refrain from taking any action. "Obligations" includes, without limitation, (a) all debts, liabilities and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with any services or facilities extended to any Borrower by Chase or any affiliate of Chase including, without limitation (i) credit cards, (ii) ACH transactions, (iii) Hedge Agreements and (iv) Blocked Account Agreements and services related thereto.

          "OTHER DOCUMENTS" shall mean any Guaranty, the Stock Pledge Agreement, the Trademark Security Agreement, the Copyright Security Agreement, the Notes, the Questionnaire and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Borrower and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

          "OVERADVANCES" shall have the meaning set forth in Section 2.5 hereof.

          "PARENT" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the Capital Stock (or other ownership interests) having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

          "PARTICIPANT" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

          "PATENT SECURITY AGREEMENT" shall mean, collectively, the Patent Collateral Security Agreements and the Patent Assignments of Security each dated the Closing Date executed by SYX and GEC.

          "PAYMENT OFFICE" shall mean initially 395 North Service Road, 3rd Floor, Melville, New York 11747; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and each Lender to be the Payment Office.

          "PERMITTED ENCUMBRANCES" shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrowers; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance;
(d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Borrower's business; (e) judgment Liens that have been stayed or bonded and mechanics', warehousemans', workers', materialmen's, carriers' or other like Liens arising in the ordinary course of any Borrower's business with respect to obligations which are not due or which are being contested in good faith by the applicable Borrower; (f) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such Lien shall not encumber any other property of Borrowers, (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6 and 7.8, and (z) the amount of such Lien does not exceed 90% of the purchase price of the subject assets; (g) Liens on GCS's Real Property located in Suwanee, Georgia to secure a loan of up to $9,500,000 on terms reasonably satisfactory to Agent, (h) easements, rights-of-way, zoning restrictions, covenants, consents, reservations, encroachments, variances, interests of ground lessors and other similar charges or encumbrances (whether or not recorded) affecting the use of real property not interfering in any material respect with the ordinary conduct of the business of any Borrower or any of its Subsidiaries, (i) Liens existing on any property or asset prior to the acquisition thereof by a Borrower, provided (x) such acquisition is permitted under the terms of this Agreement and
(y) such Lien was not created or incurred in contemplation of such acquisition;
(j) Liens arising from (i) precautionary UCC financing statements that are filed solely with respect to assets leased by any Borrower pursuant to an operating lease, (ii) UCC financing statements that are filed solely with respect to any of the other Permitted Encumbrances or (iii) expired UCC financing statements which have not been removed of record; (k) extensions, renewals or replacements of any Lien referred to in clauses (i) through (j) of this definition, provided that the principal amount of the obligation secured thereby is not increased and any such extension, renewal or replacement is limited to the property originally encumbered thereby; and (l) Liens disclosed on Schedule 1.2(B).

          "PERSON" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

          "PLAN" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained for employees of Borrowers or any member of the Controlled Group or any such Plan to which any Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees, other than a Multiemployer Plan.

          "PRIME RATE" shall mean the prime commercial lending rate of Chase as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by Chase as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by Chase to any particular class or category of customers of Chase.

          "PURCHASING LENDER" shall have the meaning set forth in Section 16.3(c) hereof.

          "QUESTIONNAIRE" shall mean the Documentation Information Questionnaire and the responses thereto provided by Borrowers and delivered to Agent.

          "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901 et seq., as same may be amended from time to time.

          "REAL PROPERTY" shall mean each Borrower's right, title and interest in and to the premises identified on Schedule 1.2(E).

          "RECEIVABLES" shall mean and include as to each Borrower all of such Borrower's accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrowers by their respective Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Agent hereunder.

          "RECEIVABLES ADVANCE RATE" shall have the meaning set forth in Section 2.1(y)(i) hereof.

          "RELEASE" shall mean a release, spill, discharge, leak or disposal of any Hazardous Substance.

          "REPORTABLE EVENT" shall mean a reportable event described in Section 4043(b) of ERISA or of the regulations promulgated thereunder, other than a Reportable Event as to which the provision of 30 days' notice to Pension Benefit Guaranty Corporation is waived under ERISA or applicable regulations.

          "REQUIRED LENDERS" shall mean Lenders holding at least fifty-one percent (51%) of the Advances then outstanding or if no such Advances are outstanding, Lenders whose Commitment Percentages aggregate more than fifty-one percent (51%) of the aggregate Commitment Percentages.

          "RESERVE PERCENTAGE" shall mean a fraction (expressed as a decimal), the numerator of which is one and the denominator of which is one minus the aggregate of the reserve percentages (expressed as a decimal) established at the time of calculation by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over the Bank) for negotiable certificates of deposit in amounts comparable to the amount of such Domestic Rate Loan, with a maturity comparable to the Interest Period therefor, including, without limitation, Regulation D promulgated by the Board of Governors of the Federal Reserve System.

          "REVOLVING ADVANCES" shall mean Advances made other than the issuance of Letters of Credit.

          "REVOLVING CREDIT COMMITMENT" shall mean $70,000,000.

          "REVOLVING CREDIT NOTE" shall mean each promissory note referred to in
Section 2.1 hereof.

          "SEC" shall mean the Securities and Exchange Commission of the United States of America.

          "SETTLEMENT DATE" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day; PROVIDED, HOWEVER, at Agent's discretion, the Settlement Date shall be each Business Day.

          "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board and any other banking authority to which Agent is subject with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "STOCK PLEDGE AGREEMENT" shall mean, collectively, (a) the Stock Pledge Agreement dated the Closing Date executed by SYX pledging 100% of the outstanding shares of each Borrower other than GEC, (b) the Stock Pledge Agreement dated the Closing Date executed by GCS pledging 100% of the outstanding shares of GEC and (c) the Pledge Agreement dated the Closing Date executed by MFC and WRD Sales, Inc. pledging, in the aggregate, 100% of the ownership interests in Millennium Group LLC.

          "SUBSIDIARY" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

          "SUBSIDIARY STOCK" shall mean all of the issued and outstanding shares of Capital Stock owned by SYX or Borrowers of each of their domestic Subsidiaries identified on Schedule 1.2(C) hereto.

          "SUPERMAJORITY LENDERS" shall mean Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the Advances then outstanding or if no such Advances are outstanding, Lenders whose Commitment Percentages aggregate more than sixty-six and two-thirds percent (66-2/3%) of the aggregate Commitment Percentages.

          "SYX ON A CONSOLIDATED BASIS" shall mean the consolidation of SYX and its Subsidiaries in accordance with GAAP.

          "TERMINATION DATE" shall mean June 13, 2004.

          "TERMINATION EVENT" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

          "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next succeeding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next succeeding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next succeeding Business Day) by Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

          "TRADEMARK SECURITY AGREEMENT" shall mean, collectively, the Trademark Collateral Security Agreements and Trademark Assignments of Security each dated the Closing Date executed by SYX, Tiger, Dartek, NII, GEC and Misco.

          "TRANSFEREE" shall have the meaning set forth in Section 16.3(b) hereof.

          "UNDRAWN AVAILABILITY" at a particular date with respect to all Borrowers shall mean an amount equal to (a) the lesser of (i) the Borrowing Base or (ii) the Revolving Credit Commitment, minus (b) all accruals, outstanding fees, interest or other amounts owed to Agent or Lenders, minus (c) the outstanding amount of Advances.

          "VOTING STOCK" shall mean, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          "WEEK" shall mean the time period commencing with a Wednesday and ending on the following Tuesday.

     1.3. UNIFORM COMMERCIAL CODE TERMS. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York as in effect from time to time shall have the meaning given therein unless otherwise defined herein.

     1.4. CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.


II.     ADVANCES, PAYMENTS.

     2.1. (a) REVOLVING ADVANCES. Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time not greater than such Lender's Commitment Percentage of the lesser of (x) the Revolving Credit Commitment less the aggregate amount of outstanding Letters of Credit or
(y) an amount equal to the sum of:

               (i) (A) from the Closing Date through and including the Field Examination Report Date, up to 75%, subject to the provisions of Section 2.1(b) hereof, ("Initial Receivables Advance Rate") of Eligible Receivables and (B) after the Field Examination Report Date or any Additional Field Examination Report Date if the Dilution Percentage is greater than 10%, then the Advance Rate shall equal the Dilution Adjusted Rate, subject to the provisions of Section 2.1(b) hereof (the Dilution Adjusted Rate and Initial Receivables Advance Rate, collectively the "Receivables Advance Rate"), plus

               (ii) the lesser of (x) $20,000,000 or (y) the lesser of (1) 80%, subject to the provisions of Section 2.1(b) hereof, of the Net Recovery Value of Eligible Inventory as set forth in the most recent Inventory Appraisal, or (2) the sum of (a) 40%, subject to the provisions of Section 2.1(b) hereof, of Eligible Inventory consisting of domestic branded finished goods, (b) 40%, subject to the provisions of Section 2.1(b) hereof, of Eligible Inventory consisting of domestic industrial finished goods, (c) 20%, subject to the provisions of Section 2.1(b) hereof, of Eligible Inventory consisting of non-branded finished goods and (d) the lesser of (I) $5,000,000 or (II) 20%, subject to the provisions of
                    Section 2.1(b) hereof, of Eligible Inventory consisting of Computer Component Inventory, all valued at the lower of cost (determined on a standard cost basis) or market value (the respective foregoing rates collectively referred to as the "Inventory Advance Rates"; the Receivables Advance Rate and the Inventory Advance Rates shall be referred to collectively, as the "Advance Rates"), minus

              (iii) the aggregate amount of outstanding Letters of Credit, minus

               (iv) such reserves as Agent in its good faith judgment may reasonably deem proper and necessary from time to time in its sole discretion.

        The sum of the amounts derived from Sections 2.1(a)(y)(i), (ii) and (iv) at any time and from time to time shall be referred to as the "Borrowing Base". The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, "Revolving Credit Note") substantially in the form attached hereto as EXHIBIT 2.1, each of which shall represent the obligation of the applicable Borrower to pay the amount of the applicable Lender's Commitment Percentage of the Revolving Credit Commitment or, if less, such Lender's Commitment Percentage of the aggregate unpaid principal amount of all Revolving Advances to such Borrower together with interest thereon as prescribed in
Section 3.1.

          (b) DISCRETIONARY RIGHTS. The Advance Rates may be decreased by Agent at any time and from time to time in the exercise of its reasonable discretion including, but not limited to, with respect to the Inventory Advance Rates upon Agent's receipt and review of each report from an Appraiser. Each Borrower consents to any such decreases and acknowledges that decreasing the Advance Rates or increasing the reserves may limit or restrict Advances requested by such Borrower.

     2.2. PROCEDURE FOR REVOLVING ADVANCE BORROWING.

          (a) DOMESTIC RATE LOANS. Borrowing Agent on behalf of any Borrower may notify Agent prior to 1:00 p.m. on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable. Agent and Lenders will not make any Advance pursuant to any notice unless Agent has received the most recent Borrowing Base Certificate required under Section 9.2 hereof.

          (b) EURODOLLAR RATE LOANS. Notwithstanding the provisions of (a) above, in the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Agent at least two (2) Business Days' prior written notice; specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in a minimum amount of $500,000 per Lender and integral multiples of $100,000 per Lender in excess thereof, and
(iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two, three or six months (each such period an "Interest Period").

          (c) INTEREST PERIODS. Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in (b)(iii) above provided that:

               (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be the next preceding or succeeding Business Day as is Chase's custom in the market to which such Eurodollar Rate Loan relates;

               (ii) no Interest Period shall end after the Termination Date; and

               (iii) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month.

     Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to
Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than two (2) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowers shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d).

          (d) CONVERSION. Provided that no Default or Event of Default shall have occurred and be continuing, a Borrower may, on the last Business Day of the then-current Interest Period applicable to any outstanding Eurodollar Rate Loan or Domestic Rate Loan, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If a Borrower desires to convert a loan, Borrowing Agent shall give Agent not less than two (2) Business Days' prior written notice, specifying the date of such conversion, the loans to be converted and, if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than three (3) Eurodollar Rate Loans, in the aggregate.

          (e) PREPAYMENT OF EURODOLLAR RATE LOANS. At its option and upon three
(3) Business Days' prior written notice, any Borrower may prepay any Eurodollar Rate Loan in whole with accrued interest on the principal being prepaid to the date of such repayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then-current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to such Borrower shall be conclusive absent manifest error.

          (f) CERTAIN COMPENSATION. Each Borrower shall pay to the Agent for the account of the applicable Lender, upon request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to any prepayment of or conversion of or any default by any Borrower in the payment of principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including (but not limited to) any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

          (g) TERMINATION OF EURODOLLAR RATE LOANS. Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of the Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and if any affected Eurodollar Rate Loans are then outstanding such Loans shall automatically convert on the last day of the current Interest Period into loans of another type.

     2.3. DISBURSEMENT OF ADVANCE PROCEEDS. (a) All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to the applicable Borrower's Account on Agent's books. Until the Termination Date, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions of this Agreement. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent the Lenders make such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at Chase or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

          (b) If on any day on which a check issued by a Borrower is presented for payment against any controlled disbursement account with Chase, then to the extent of any Undrawn Availability then existing, and provided that no Default or Event of Default shall have occurred and be continuing, Agent shall credit said account in an amount sufficient to permit Agent to honor such check, irrespective of the satisfaction, as of such date, of the conditions set forth in Article II hereof. Each credit by Agent to said account pursuant to this section shall be deemed to constitute a Revolving Advance under this Agreement.

     2.4. REPAYMENT OF ADVANCES.

          (a) The Revolving Advances shall be due and payable in full on the Termination Date subject to earlier prepayment as herein provided.

          (b) Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit the applicable Borrower's Account as of the Business Day on which Agent receives those checks, notes, drafts or other items of payment, such Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations two (2) Business Days after confirmation to Agent by the Blocked Account bank or the Depositary Account bank (as provided for in Section 4.15(h) hereof) that such items of payment have been collected in good funds and finally credited to Agent's account, PROVIDED, HOWEVER, that if Chase is the Blocked Account Bank, all items of payment shall be deemed applied by Agent on account of the Obligations two (2) Business Days after such items have been collected in good funds. Agent is not required to credit such Borrower's Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge such Borrower's Account for the amount of any item of payment which is returned to Agent unpaid.

          (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Agent at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Except as otherwise provided in this Agreement, all prepayments of principal shall be in amounts equal to $100,000 or an integral multiple thereof. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging the applicable Borrower's Account or by making Advances as provided in Section 2.2 hereof.

          (d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any Other Documents, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

     2.5. REPAYMENT OF EXCESS ADVANCES. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder ("Overadvance") shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

     2.6. STATEMENT OF ACCOUNT. Agent shall maintain, in accordance with its customary procedures, a single loan account in the name of Borrowing Agent (the "Borrower's Account") in which shall be recorded the date and amount of each Advance made by Lenders and the date and amount of each payment in respect thereof; PROVIDED, HOWEVER, the failure by Agent to record the date and amount of any Advance or payment shall not adversely affect Agent or any Lender. For each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lenders and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers. The records of Agent with respect to the loan account shall be prima facie evidence of the amounts of Advances and other charges thereto and of payments applicable thereto.

     2.7. ADDITIONAL PAYMENTS. Any sums expended by Agent or any Lender due to Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, any Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof and to pay all appraisal fees, field examination fees and legal fees, may be charged to the applicable Borrower's Account as a Revolving Advance and added to the Obligations.

     2.8. LETTERS OF CREDIT. Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of Letters of Credit ("Letters of Credit"); PROVIDED, HOWEVER, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) to exceed the lesser of (x) the Revolving Credit Commitment or (y) the Borrowing Base which is calculated as if the requested Letter of Credit has been issued. The maximum amount of outstanding Letters of Credit shall not exceed $7,500,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the Contract Rate; Letters of Credit that have not been drawn upon shall not bear interest. Letters of Credit shall be subject to the terms and conditions set forth in the form of Letter of Credit Application attached hereto as Exhibit 2.8.

     2.9. ISSUANCE OF LETTERS OF CREDIT.

          (a) Borrowing Agent may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Agent's standard form of Letter of Credit Application together with, if requested, Agent's then standard form of Letter of Credit and Security Agreement (collectively, the "Letter of Credit Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request.

          (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than 120 days after such Letter of Credit's date of issuance, with respect to documentary Letters of Credit and 360 days after such Letter of Credit's date of issuance with respect to standby Letters of Credit and in no event later than thirty (30) days prior to the Termination Date for any Letter of Credit. Each Letter of Credit Application and each Letter of Credit shall be subject, in the case of documentary Letters of Credit, to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and, in the case of Standby Letters of Credit, to the International Standby Practices (ISP
98), Institute of International Banking Law & Practice, Inc., in either case, therewith any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

     2.10.  Requirements For Issuance of Letters of Credit.

          (a) In connection with the issuance of any Letter of Credit, Borrower shall indemnify, save and hold Agent and each Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent and any Lender, and expenses and reasonable attorneys' fees incurred by Agent or any Lender arising out of, or in connection with, any Letter of Credit to be issued or created for a Borrower. Each Borrower shall be bound by Agent's or any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit issued or created for a Borrower's Account, although this interpretation may be different from such Borrower's own; and, neither Agent nor any Lender, the bank which opened the Letter of Credit, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following a Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit except for Agent's or any Lender's or such correspondents' willful misconduct.

          (b) Each Borrower shall authorize and direct Agent when it issues or causes to be issued a Letter of Credit to name such Borrower as the "Account Party" therein.

          (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. No Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

          (d) Each Lender shall be deemed to have irrevocably purchased an undivided participation in each Revolving Advance made as a consequence of such disbursement. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Revolving Credit Commitment or the Borrowing Base, and such disbursement is not reimbursed by Borrowers within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrowers of any amount disbursed by Agent for which Agent had already been reimbursed by the Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

     2.11. MANNER OF BORROWING AND PAYMENT.

          (a) Each borrowing of Revolving Advances shall be advanced according to the Commitment Percentages of the Lenders.

          (b) Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Revolving Credit Note shall be applied to the Revolving Advances, pro rata according to the Commitment Percentages of the Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrowers on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

          (c) (i) Notwithstanding anything to the contrary contained in Sections 2.11(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by any Borrower on account of Revolving Advances shall be applied first to those Revolving Advances made by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and the Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayment applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with its Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

               (ii) Each Lender shall be entitled to earn interest at the Contract Rate on outstanding Revolving Advances which it has funded.


          (d) If any Lender or Transferee (a "benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (e) Unless Agent shall have been notified by telephone, confirmed in writing (which notice shall be given at least one (1) Business Day prior to such Lender taking any action herein) by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowers of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after a Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrowers; PROVIDED, HOWEVER, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrowers' rights (if any) against such Lender.

     2.12.  MANDATORY PREPAYMENTS.

          (a) ASSET SALES. When any Borrower sells or otherwise disposes of any Collateral (other than (i) by way of trade-in for the purchase of other Collateral or (ii) sale with the expectation that the proceeds thereof will be utilized to purchase other Collateral within 45 days of such sale) having a fair market value in excess of $250,000 individually, or in the aggregate for all Borrowers, in any fiscal year (other than Inventory in the ordinary course of business), Borrowers shall repay the Advances to the extent the aggregate Net Proceeds for all such sales in any fiscal year exceeds $250,000 in an amount equal to such Net Proceeds in excess of $250,000. Such repayments shall be made promptly but in no event more than one (1) Business Day following receipt of such Net Proceeds (or 46 days following receipt of such Net Proceeds in the event that the Net Proceeds were anticipated to have been utilized to purchase other Collateral but no such purchase is made within the 45 day period set forth above), and until the date of payment, such Net Proceeds shall be held in trust for Agent, and deposited with Agent to be held as cash collateral for the Obligations. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the Advances in such order as Agent may determine subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.

          (b) EQUITY OFFERINGS. Upon the completion of an Equity Offering, SYX or Borrowers shall repay the Advances in an amount equal to the lesser of (i) one hundred percent (100%) of the Net Proceeds of such Equity Offering or (ii) the then total outstanding amount of the Advances and all other Obligations, such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such Net Proceeds, and until the date of payment, such Net Proceeds shall be held in trust for Agent. Such repayment shall be applied to the Advances in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.

          (c) OVERADVANCES. Each Overadvance shall be repaid as set forth in
Section 2.5 hereof.

     2.13. USE OF PROCEEDS. Borrowers shall apply the proceeds of the Advances to (i) refinance existing working capital debt; (ii) provide for their ongoing working capital requirements; (iii) support up to a $7,500,000 sublimit for Letters of Credit; and (iv) to provide for their general corporate purposes.

     2.14. DEFAULTING LENDER.

          (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.14 while such Lender Default remains in effect.

          (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided that such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

          (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

          (d) Other than as expressly set forth in this Section 2.14, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this
Section 2.14 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

          (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.


III.    INTEREST AND FEES.

     3.1. INTEREST. Interest on Advances shall be payable on the last day of each month in arrears with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans subject to the limitations set forth in Section 2.2(b), at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of three months, at the earlier of (a) each three months on the anniversary date of the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal of Advances outstanding during the quarter at a rate per annum equal to the Contract Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest, at Agent's discretion, at the Default Rate.

     3.2. (a) FEE LETTER. Borrowers shall pay to Agent all fees set forth in the Fee Letter at the times and on the terms and conditions set forth therein.

          (b) UNUSED LINE FEE. If, for any quarter prior to the Termination Date, the average daily unpaid balance of Revolving Advances and outstanding Letters of Credit for each day of such quarter does not equal the Revolving Credit Commitment, then Borrowers shall pay to Agent a fee for the ratable benefit of Lenders at a per annum rate equal to one-half of one percent (.50%) on the amount by which the Revolving Credit Commitment exceeds such average daily unpaid balance. Such fee shall be payable quarterly in arrears on the first day of each calendar quarter with respect to the immediately preceding quarter (or with respect to the first such payment from the Closing Date through the end of such quarter) commencing with July 1, 2001, on the first day of each October, January, April and July thereafter and on the Termination Date.

     3.3. LETTER OF CREDIT FEES.

          (a) Borrowers agree to pay to Agent for the ratable benefit of the Lenders a letter of credit fee for each standby or documentary Letter of Credit issued by Agent in an amount equal to either (i) two and one-quarter percent (2.25%) or (ii) if at such time the Contract Rate is then based upon the Applicable Margin Grid, a percentage equal to (A) the LIBOR Spread then in effect minus (B) fifty (50) basis points, in either case of the aggregate amount available to be drawn under such standby Letter of Credit payable on the date of issuance of such standby Letter of Credit and on the date of any increase in the face amount thereof.

          (b) In addition to the fees set forth in clause (a) of this Section 3.3, Borrowers agree to pay to Agent for its own account the respective customary fees charged by Agent in connection with its issuance and administration of documentary and standby Letters of Credit.

At any time following the occurrence of an Event of Default, on demand, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit ("Required LC Collateral"), and Borrowers hereby irrevocably authorize Agent, in its discretion, on each Borrower's behalf and in each Borrower's name, to open such an account with the Agent and to make and maintain deposits therein, or in an account with Agent opened by Borrowers, in the amounts required to be made by Borrowers, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrowers coming into Agent's or any Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as determined by Agent and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrowers may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement; PROVIDED, HOWEVER, that should such Event of Default be cured by the Borrowers all cash collateral so invested shall be returned to the Borrowers within five
(5) Business Days of such cure.

     3.4. FIELD EXAMINATION EXPENSES. Borrowers shall promptly pay to Agent on demand for any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which monitoring is undertaken by Agent or for Agent's and Lenders' benefit a field examination fee in an amount equal to Agent's then per day charge for each person employed to perform such monitoring, plus all costs, expenses and disbursements incurred by Agent in the performance of such examination or analysis; PROVIDED, HOWEVER, so long as no Default or Event of Default shall have occurred and be continuing, Borrowers shall not be obligated to pay Agent for more than four field examinations per annum.

     3.5. COMPUTATION OF INTEREST AND FEEs. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Contract Rate for Domestic Rate Loans during such extension.

     3.6. MAXIMUM CHARGES. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event Agent or any Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, the Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

     3.7. INCREASED COSTS. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

          (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Rate Loan or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

          (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

          (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement, any Other Documents or any Eurodollar Rate Loan; and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

     3.8. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. In the event that Agent or any Lender shall have determined that:

          (a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period;

          (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan;

          (c) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank eurodollar market with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, such affected Eurodollar Rate Loan shall be converted into an unaffected type of Eurodollar Rate Loan on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, the Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

     3.9. CAPITAL ADEQUACY.

          (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency), has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

          (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to
Section 3.9(a) hereof when delivered to Borrowers shall be conclusive absent manifest error.


IV.     COLLATERAL:  GENERAL TERMS

     4.1. SECURITY INTEREST IN THE COLLATERAL. To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for the ratable benefit of each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Notwithstanding the foregoing, (a) each Borrower's grant of a security interest in Equipment shall not attach until the first time Agent has determined that Undrawn Availability is less than $25,000,000 and (b) no grant of security interests in real estate or fixtures shall be made except as provided in Section
6.11. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

     4.2. PERFECTION OF SECURITY INTEREST. Each Borrower shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements signed by Agent instead of Borrowers in accordance with
Section 9-402(2) of the Uniform Commercial Code as adopted in the State of New York. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the applicable Borrower's Account as a Revolving Advance and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of the Lenders immediately upon demand.

     4.3. DISPOSITION OF COLLATERAL. Each Borrower will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business, (b) the sale of Equipment which is obsolete or no longer used or useful in such Borrower's business having a net book value not exceeding $250,000 in the aggregate in any fiscal year of Borrower, (c) the disposition of Collateral or other assets to another Borrower in connection with the dissolution, liquidation or winding up of any Subsidiary or otherwise in the ordinary course of business, (d) the disposition of accounts receivable in connection with the receipt of proceeds of credit insurance in the ordinary course of business and (e) as provided in Section 2.12(a) hereof.

     4.4. PRESERVATION OF COLLATERAL. Following the occurrence and during the continuance of an Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral; (b) may employ and maintain at any Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Borrower's owned or leased property. Each Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to the applicable Borrower's Account as a Revolving Advance and added to the Obligations.

     4.5. OWNERSHIP OF COLLATERAL. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and Borrower shall have full capacity to execute same; and (d) the Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent, which shall not be unreasonably withheld, except with respect to the sale of Inventory in the ordinary course of business and Equipment and other Collateral to the extent permitted in Section
4.3 hereof.

     4.6. DEFENSE OF AGENT'S AND LENDERS' INTERESTS. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's Lien on the Collateral shall continue in full force and effect. During such period no Borrower shall, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment and other Collateral to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following an Event of Default and demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained. If Agent exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and the Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Each Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Borrower's possession, they, and each of them, shall be held by such Borrower in trust as Agent's trustee, and such Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

     4.7. BOOKS AND RECORDS. Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers and who shall be acceptable to Agent in its reasonable discretion.

     4.8. FINANCIAL DISCLOSURE. Each Borrower hereby irrevocably authorizes and directs all outside accountants and auditors employed by such Borrower at any time prior to the Termination Date to exhibit and deliver to Agent and each Lender copies of any Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession accompanied by such accounting or auditing firm's management letter, and to disclose to Agent and each Lender any information such accountants may have concerning such Borrower's financial status and business operations. Each Borrower hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower, or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or such authorities.

     4.9. COMPLIANCE WITH LAWS. Each Borrower shall comply with all laws, acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect on any Lead Borrower or on Borrowers taken as a whole. Each Borrower may, however, contest or dispute any laws, acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The assets of Borrowers at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

     4.10. INSPECTION OF PREMISES; INVENTORY APPRAISAL. At all reasonable times, on prior telephonic or written notice during business hours (unless a Default or an Event of Default has occurred which is then continuing), Agent and any Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower's business. Agent, any Lender (with Agent's prior written consent) and Agent's representatives, may enter upon any Borrower's premises at any time during business hours (and at any other reasonable time if a Default or Event of Default has occurred which is then continuing), and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower's business. Agent shall, not less than once during any 365 day period, but, in Agent's sole discretion, twice or more often during any 365 period, at Borrower's expense, engage an Appraiser to perform an appraisal of Borrower's Inventory at any time and prepare and deliver to Agent an Inventory Appraisal. Borrowers shall permit any such Appraiser to enter Borrowers' premises at any time during normal business hours (and at any other reasonable time if a Default or Event of Default has occurred which is then continuing) to inspect the Inventory and the records pertaining thereto in order to prepare such appraisal; PROVIDED, HOWEVER, so long as no Default or Event of Default shall have occurred and be continuing, Borrowers shall not be obligated to reimburse Agent for more than two Inventory Appraisals per annum.

     4.11. INSURANCE. Each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Borrower's own cost and expense in amounts and with carriers acceptable to Agent, each Borrower shall (a) keep all its insurable properties and properties in which such Borrower has an interest insured against the hazards of fire, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower including, without limitation, business interruption insurance and, if such Borrower's properties are in a flood zone, flood insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business;
(e) maintain liability insurance in favor of such Borrower's officers and directors in an amount not less than $15,000,000; (f) furnish Agent with (i) upon request, copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance reasonably satisfactory to Agent, naming Agent as loss payee for the benefit of Lenders as its interests may appear with respect to all insurance coverage referred to in clause (a) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and
(C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Borrower to make payment for such loss to Agent (in its capacity as Agent hereunder) and not to such Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Agent jointly, Agent may endorse such Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above; PROVIDED, HOWEVER, that unless a Default or Event of Default has occurred which is then continuing, Agent shall coordinate with the affected Borrower in such adjustment or compromise. All loss recoveries received by Agent upon any such insurance shall be applied to the remaining Advances in such order as Agent in its reasonable discretion shall determine. Any surplus shall be paid by Agent to Borrowers or applied as may be otherwise required by law.

     4.12. FAILURE TO PAY INSURANCE. If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor for such Borrower's Account and charge such Borrower's Account therefor and such expenses so paid shall be part of the Obligations.

     4.13. PAYMENT OF TAXES. Each Borrower will pay and will cause each of their Subsidiaries to pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes and each Borrower shall have the right, subject to the provisions of this Section 4.13, to contest or dispute any charges. If any Charge by any governmental authority is or may be imposed on or as a result of any transaction between any Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's reasonable opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrowers pay the Charges and each Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any Charges to the extent that any Borrower has contested or disputed those Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related Lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section 4.13 shall be charged to the applicable Borrower's Account as a Revolving Advance and added to the Obligations and, until Borrowers shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers' credit and Agent shall retain its security interest in any and all Collateral held by Agent.

     4.14. PAYMENT OF LEASEHOLD OBLIGATIONS. Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request, will provide evidence of having done so; PROVIDED, HOWEVER, that any Borrower may contest its rental obligations under a lease in good faith provided that any related Lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral.

     4.15. RECEIVABLES.

          (a) NATURE OF RECEIVABLES. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.

          (b) SOLVENCY OF CUSTOMERS. Each Customer, to the best of each Borrower's knowledge, as of the date each Receivable is created, is solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Borrower who are not solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

          (c) LOCATIONS . Each Borrower's state of incorporation or formation and chief executive office is located at the locations set forth on Schedule 4.15(c). Until written notice is given to Agent by Borrowing Agent in accordance with Section 9.11 of any other office at which it keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

          (d) COLLECTION OF RECEIVABLES. Until any Borrower's authority to do so is terminated by Agent (which notice Agent may give at any time (i) following the occurrence and during the continuance of an Event of Default or (ii) Agent has determined that Undrawn Availability is less than $20,000,000), each Borrower will, at such Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Borrower's funds or use the same except to pay Obligations. Each Borrower shall, upon request, deliver to Agent at the Blocked Account or the Depositary Account in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

          (e) NOTIFICATION OF ASSIGNMENT OF RECEIVABLES. At any time following the occurrence and during the continuance of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to the applicable Borrower's Account and added to the Obligations.

          (f) POWER OF AGENT TO ACT. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent's designee as such Borrower's attorney with power (i) to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) upon the occurrence and during the continuance of an Event of Default to sign such Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers and assignments of Receivables; (iii) to send, in the name of a nominee, verifications of Receivables to any Customer; (iv) upon the occurrence and during the continuance of an Event of Default to sign such Borrower's name on all financ ing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) upon the occurrence and during the continuance of an Event of Default to demand payment of the Receivables;
(vi) upon the occurrence and during the continuance of an Event of Default to enforce payment of the Receivables by legal proceedings or otherwise; (vii) upon the occurrence and during the continuance of an Event of Default to exercise all of Borrowers' rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) upon the occurrence and during the continuance of an Event of Default to settle, adjust, compromise, extend or renew the Receivables; (ix) upon the occurrence and during the continuance of an Event of Default to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) upon the occurrence and during the continuance of an Event of Default to pr epare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) upon the occurrence and during the continuance of an Event of Default to prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence or willful misconduct; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default to change the address for delivery of mail addressed to any Borrowe r to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Borrower.

          (g) NO LIABILITY. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom except for liability arising from Agent's or such Lender's gross (not mere) negligence or willful misconduct. Following the occurrence and during the continuance of an Event of Default, Agent may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence and during the continuance of an Event of Default the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower's liability hereunder.

          (h) ESTABLISHMENT OF A LOCKBOX ACCOUNT, DOMINION ACCOUNT. All proceeds of Collateral shall be deposited by each Borrower, on a daily basis, into a lockbox account, dominion account or such other blocked account at Chase (each, a "Blocked Account") pursuant to an arrangement that is acceptable to Agent. All funds deposited in such Blocked Account shall immediately become the property of Agent. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and such Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to such Borrower's Blocked Account. Borrowers shall issue to such bank or banks an irrevocable letter of instruction directing them to transfer the funds in the Depository Accounts to Agent, either to an account maintained by Agent at said bank or by wire transfer to the Blocked Account. Notwithstanding the foregoing, unless and until either (x) an Event of Default occurs and continues or (y) Undrawn Availability falls to below $20,000,000, Borrowers may establish and maintain one or more Depository Accounts in their own name at a bank or banks acceptable to Agent provided that each such bank where a Depository Account is maintained shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and the applicable Borrower, as applicable, in form and substance acceptable to Agent, which shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Depository Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after receipt of notice from Agent, such bank agrees to forward all amounts in each Depository Account to the Blocked Account through daily sweeps. Agent assumes no responsibility for any Depository Account or Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

          (i) ADJUSTMENTS. Each Borrower will not, without Agent's consent, compromise or adjust any of the Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon, except for such compromises, adjustments, returns, discounts, credits and allowances as are consistent with what has been heretofore customary in the business of such Borrower.

     4.16. INVENTORY. All Inventory, to the extent produced by Borrowers, has been and will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

     4.17. MAINTENANCE OF EQUIPMENT. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Borrower shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation if the effect of such violation would reasonably be expected to have a Material Adverse Effect on such Equipment. Each Borrower shall have the right to sell Equipment to the extent set forth in
Section 4.3 hereof.

     4.18. EXCULPATION OF LIABILITY. Nothing herein contained shall be construed to constitute Agent or any Lender as any Borrower's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof except for any of the foregoing which arises out of Agent's or such Lender's gross (not mere) negligence or willful misconduct. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

     4.19. FINANCING STATEMENTS. Except as respects the financing statements filed by Agent and the financing statements described on SCHEDULE 1.2(A) or filed in connection with Permitted Encumbrances, as contemplated in clause (j) of the definition thereof and continuation statements relating thereto, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

     4.20. REVISED ARTICLE 9. The parties to this Agreement acknowledge that revisions to Article 9 of the Uniform Commercial Code ("Revised Article 9") will become effective in various states on July 1, 2001 and that Revised Article 9 may be adopted and become effective in one or more other states at any time thereafter. In anticipation of the effectiveness of Revised Article 9 and its resulting application to the Loan Documents or any matters contemplated thereby, Agent, Lenders and each Borrower hereby agree as follows:

          (a) In applying the law of any state at any time on and after the date Revised Article 9 is enacted (A) the Collateral includes, without limitation, each of the following categories as defined by Revised Article 9, and all property of Borrowers included therein at any time owned or acquired: goods; inventory; equipment; documents; instruments; accounts; chattel paper; deposit accounts; letter-of-credit rights; commercial tort claims; investment property; general intangibles; supporting obligations; and all products and proceeds of the foregoing; in each case wherever located, and whenever owned or acquired, and (B) the Lien of the Agent for the ratable benefit of the Lenders in all such property created under this Agreement shall continue in full force and effect on and under and pursuant to Revised Article 9.

          (b) Agent may, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as "all assets" of any Borrower, or words of similar effect, and which contain any other information required pursuant to Revised
     Article 9 for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and Borrowers agree to furnish any such information to Agent promptly upon request. Any such financing statement, continuation statement, or amendment may be signed by Agent on behalf of any Borrower and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

          (c) Borrowers shall, at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as Agent may reasonably request (A) to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for Agent, (B) to obtain "control" of any letter-of-credit rights, or electronic chattel paper (as such terms are defined by Revised
     Article 9 with corresponding provisions thereof defining what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and
     (C) otherwise to insure the continued perfection and priority of Agent's security interest in any of the Collateral for the benefit of the Lenders and of the preservation of its rights therein, whether in anticipation of or following the effectiveness of Revised Article 9 in any jurisdiction. If any Borrower shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a "commercial tort claim" (as such term is defined in Revised Article 9) in excess of $100,000, such Borrower shall promptly notify Agent thereof in writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to Agent, such Borrower shall be deemed to thereby grant to Agent for the benefit of the Lenders (and each Borrower hereby grants to Agent for the benefit of each Lender) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

          (d) Nothing contained in this SECTION 4.20 shall be construed to narrow the scope of Agent's Liens for the benefit of the Lenders or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges, or remedies of Agent or any Lender under the Loan Documents.


V. REPRESENTATIONS AND WARRANTIES.

     Each Borrower represents and warrants as follows:

     5.1. AUTHORITY. Each Borrower has full corporate power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower's by-laws, articles of incorporation or other applicable documents relating to such Borrower's formation or to the conduct of such Borrower's business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, and (b) will not conflict with or result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such B orrower is a party or by which it or its property may be bound.

     5.2. FORMATION AND QUALIFICATION.

          (a) Each Borrower is duly incorporated and in good standing under the laws of the states set forth on SCHEDULE 5.2(a). Each Borrower is qualified to do business and is in good standing in the states listed on SCHEDULE 5.2(a), which constitute all states in which qualification and good standing are necessary for such Borrower to conduct its business and own its property except where the failure to so qualify could not have a Material Adverse Effect on such Borrower. Each Borrower has delivered to Agent true and complete copies of its articles of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

          (b) The only Subsidiaries of each Borrower are listed on SCHEDULE 5.2(b).

     5.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of each Borrower contained in this Agreement and the Other Documents shall be true at the time of such Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

     5.4. TAX RETURNS. Each Borrower's federal tax identification number is set forth on SCHEDULE 5.4. Each Borrower has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable except for such taxes, assessments, fees or charges subject to a good faith contest, so long as (i) adequate reserves with respect to such contested taxes, assessments, fees or other charges are maintained on the books of such Borrower, in accordance with GAAP, (ii) such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such charges or claims or any Lien in respect thereof, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) no Lien shall be imposed to secure payment of such charges or claims other than Permitted Encumbrances, (v) such Borrower shall promptly pay or discharge such contested charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Borrower or the conditions set forth in this SECTION 5.4 are no longer met, and (vi) Agent has not advised Borrowing Agent in writing that Agent reasonably believes that nonpayment or nondischarge thereof would reasonably be expected to have or result in a Material Adverse Effect on any Lead Borrower, Borrowers taken as a whole, the Collateral or Agent's Liens thereon or the practical realization of the benefits of Agent's and Lenders' rights and remedies hereunder. Except as set forth on
SCHEDULE 5.4, all federal, state and local income tax returns of each Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ended December 31, 2000. The reserves for taxes on the books of the Borrowers in the aggregate are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

     5.5. FINANCIAL STATEMENTS. The consolidated balance sheets of SYX on a Consolidated Basis (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of December 31, 2000, together with the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such dates, accompanied by a report thereon containing opinions without qualification by independent certified public accountants, a copy of which has been delivered to Agent, have been prepared in accordance with GAAP, consistently applied and fairly present the financial position of SYX on a Consolidated Basis as at such dates and the results of operations for such period. The consolidating balance sheets of Borrowers on a Consolidated Basis as of December 31, 2000, together with the related statements of income, depreciation, amortization and capital expenditures for the period ended on such date, have been prepared in accordance with GAAP, cons istently applied and fairly present the financial position of such Borrowers at such date and the results of the operations for such period. Since December 31, 2000 there has been no change in the condition, financial or otherwise, of either SYX on a Consolidated Basis, or the Borrowers on a Consolidated Basis, as shown on the respective consolidated balance sheets as of such date and no material change in the aggregate value of machinery, equipment and Real Property owned by any Borrower and its Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

     5.6. CORPORATE NAME. No Borrower has been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on SCHEDULE 5.6(a), nor has any Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years except as disclosed on SCHEDULE 5.6(b).

     5.7. O.S.H.A. AND ENVIRONMENTAL COMPLIANCE. Except as would not have a Material Adverse Effect on any Lead Borrower or on the Borrowers taken as a whole: (i) the Borrowers comply, and their respective predecessors at all times have complied, and their respective facilities, business, assets, properties and leaseholds are in compliance, with all applicable provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; (ii) the properties (including without limitation soils, groundwater, surface water, buildings and other structures) currently owned, leased, operated, managed or controlled by Borrowers are not contaminated with any Hazardous Substance for which Borrowers or their respective predecessors would have any liability under any Environmental Law and do not contain any underground storage tank(s); (iii) the properties formerly owned, leased, operated, managed or controlled by the Borrowers and their respective predecessors were not contaminated by Borrowers or their respective predecessors with any Hazardous Substance during such period of ownership, lease, operation, management or control; (iv) neither of the Borrowers or their respective predecessors are subject to liability for any Hazardous Substance contamination at any other location (including, without limitation, any location to which any Hazardous Substance has been generated, treated, stored or disposed by or on behalf of either of the Borrowers or their respective predecessors); (v) neither of the Borrowers or their respective predecessors has received any written claim, notice, demand letter or request for information alleging that either of the Borrowers or their respective predecessors may be in violation of, or liable under, any Environmental Law; (vi) neither of the Borrowers or their respective predecessors is subject to any order, decree, injunction or other arrangement with any Governmental Entity, or to any indemnity or other agreement with any third party, rel ating to liability under any Environmental Law or to Hazardous Substances; and (vii) there are no other circumstances or conditions involving either of the Borrowers or their respective predecessors that could reasonably be expected to result in any claim, liability, investigation, cost or loss or any restriction on the ownership, use or transfer of any property of either Borrowers or its respective predecessor pursuant to any Environmental Law.

     5.8. SOLVENCY; NO LITIGATION, VIOLATION, INDEBTEDNESS OR DEFAULT.

          (a) After giving effect to the transactions contemplated by this Agreement to occur on or prior to the Closing Date, Borrowers will be solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities and
(ii) subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

          (b) Except as disclosed in SCHEDULE 5.8(b), no Borrower has (i) pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect on any Lead Borrower or on the Borrowers taken as a whole, the Collateral or Agent's Liens thereon or the practical realization of the benefits of Agent's and Lenders' rights and remedies hereunder, and (ii) any liabilities or indebtedness other than the Obligations and the exceptions set forth in Section 7.8 hereof.

          (c) No Borrower is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on any Lead Borrower or on the Borrowers taken as a whole, the Collateral or Agent's Liens thereon or the practical realization of the benefits of Agent's and Lenders' rights and remedies hereunder, nor is any Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

          (d) No Borrower or any member of the Controlled Group maintains or contributes to any Plan or Multiemployer Plan other than those listed on
SCHEDULE 5.8(d) hereto. Except as set forth in SCHEDULE 5.8(d), (i) no Plan has incurred any material "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan,
(ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code,
(iii) no Borrower or any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof or by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan that is subject to Title IV of ERISA exceeds the present value of the accrued benefits and other liabilities of such Plan and no Borrower or, any member of the Controlled Group knows of any facts or circumstances which would materially decrease the value of such assets and accrued benefits and other liabilities, (vi) no Borrower or any member of the Controlled Group has breached any of the material responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Borrower or any member of a Controlled Group has incurred any such material liability for any excise tax arising under
Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such material l iability, (viii) no Borrower or any member of the Controlled Group or, to the knowledge of any Borrower, any fiduciary of, or any trustee to, any Plan, has engaged in a non-exempt "prohibited transaction" described in
Section 406 of the ERISA or Section 4975 of the Code or taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Borrower and each member of the Controlled Group has made all material contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR ss.2615.3 has not been waived, (xi) no Borrower or any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of such Borrower and any member of the Controlled Group, and (xii) no Borrower or such member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

     5.9. PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, registered copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned by any Borrower are set forth on SCHEDULE 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the material intellectual property rights which are necessary for the operation of its business; to each Borrower's knowledge, there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design right, tradename, trade secret or license and no Borrower is aware of any grounds for any challenge, except as set forth in SCHEDULE 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design right, copyright, copyright application and copyright license owned or held by any Borrower and all trade secrets used by any Borrower consists of original material or property developed by any Borrower or was lawfully acquired by any Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by any Borrower, such Borrower is in possession of all valid license and maintenance agreements related to each piece of such software used by such Borrower in the operation of its business.

     5.10. LICENSES AND PERMITS. Except as set forth in SCHEDULE 5.10, each Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting and where the failure to procure such licenses or permits would reasonably be expected to have a Material Adverse Effect on any Lead Borrower or on Borrowers taken as a whole, the Collateral or Agent's Liens thereon or the practical realization of the benefits of Agent's and Lenders' rights and remedies hereunder.

     5.11. DEFAULT OF INDEBTEDNESS. Except as set forth in SCHEDULE 5.11, no Borrower is in default in the payment of the principal of or interest on any Indebtedness in excess of $50,000 or under any instrument or agreement under or subject to which any such Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

     5.12. NO DEFAULT. No Borrower is in default in the payment or performance of any of its contractual obligations in excess of $50,000 and no Default has occurred.

     5.13. NO BURDENSOME RESTRICTIONS. No Borrower is party to any contract or agreement the performance of which would reasonably be expected to have a Material Adverse Effect on any Lead Borrower or on the Borrowers taken as a whole, the Collateral or Agent's Liens thereon or the practical realization of the benefits of Agent's and Lenders' rights and remedies hereunder. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

     5.14. NO LABOR DISPUTES. No Borrower is involved in any labor dispute; there are no strikes or walkouts or union organization of any Borrower's employees threatened or in existence and no labor contract is scheduled to expire prior to the Termination Date other than as set forth on SCHEDULE 5.14 hereto.

     5.15. MARGIN REGULATIONS. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

     5.16. INVESTMENT COMPANY ACT. No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

     5.17. DISCLOSURE. No representation or warranty made by any Borrower in this Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading. There is no fact known to any Borrower or which reasonably should be known to any Borrower which Borrowers have not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which would reasonably be expected to have a Material Adverse Effect on any Lead Borrower or on the Borrowers taken as a whole, the Collateral or Agent's Liens thereon or the practical realization of the benefits of Agent's and Lenders' rights and remedies hereunder.

     5.18. Swaps. Except as set forth in SCHEDULE 5.18, no Borrower is a party to, nor will it be a party to, any Hedge Agreement or other agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless (a) same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party and (b) any such Hedge Agreement or such other agreement is entered into by such Borrower with either Chase, an Affiliate of Chase or another institution reasonably acceptable to Agent and on terms and conditions reasonably acceptable to Agent.

     5.19. CONFLICTING AGREEMENTS. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

     5.20. APPLICATION OF CERTAIN LAWS AND REGULATIONS. No Borrower or any Affiliate of any Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     5.21. BUSINESS AND PROPERTY OF BORROWERS. Upon and after the Closing Date, Borrowers do not propose to engage in any business other than manufacturing, marketing, distributing and servicing of computer and industrial products, including personal and notebook computers, peripherals, networking equipment, software, material handling equipment, office furniture and office supplies, and related activities. On the Closing Date, each Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Borrower.


VI. AFFIRMATIVE COVENANTS.

     Each Borrower shall, until payment in full of the Obligations and termination of this Agreement:

     6.1. PAYMENT OF FEES. Pay to Agent on demand all usual and customary fees and expenses including, but not limited to, all fees required in this Agreement which Agent incurs in connection with (a) the forwarding of Advance proceeds and
(b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge the account of Borrowers for all such fees and expenses.

     6.2. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all material licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any material intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

     6.3. VIOLATIONS. Promptly notify Agent in writing of any Default or Event of Default and violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which could have a Material Adverse Effect on any Borrower, the Collateral or Agent's Liens thereon or the practical realization of the benefits of Agent's and Lenders' rights and remedies hereunder.

     6.4. INTENTIONALLY OMITTED.

     6.5. EXECUTION OF SUPPLEMENTAL INSTRUMENTS. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

     6.6. PAYMENT OF INDEBTEDNESS. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

     6.7. STANDARDS OF FINANCIAL STATEMENTS. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12 and 9.13 as to those to which GAAP is applicable to be complete in all material respects and fairly present the financial condition of the parties named therein (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

     6.8. SUBSIDIARY GUARANTY AND SECURITY AGREEMENT. Cause all of its direct or indirect domestic subsidiaries who are neither Borrowers nor Inactive Subsidiaries to (i) enter into guaranty agreements in form and substance satisfactory to Agent and its counsel pursuant to which each such subsidiary unconditionally and irrevocably guarantees payment of the Obligations, (ii) enter into security agreements in form and substance satisfactory to Agent and its counsel, and (iii) deliver to Agent all documents, including legal opinions, it may reasonably require to establish compliance with the foregoing requirement. Each Borrower shall prevent each Inactive Subsidiary from conducting any material business and shall either (x) cause the dissolution thereof prior to December 31, 2001 or (y) immediately thereafter cause such entity to comply with the requirements of (i), (ii) and (iii) of this Section 6.8.

     6.9. LANDLORD WAIVERS. Promptly deliver to Agent with respect to any location where any material portion of Collateral will be located a landlord, mortgagee or warehouseman agreement reasonably satisfactory to Agent.

     6.10. ENVIRONMENTAL MATTERS. (a) Ensure that the Real Property remains in material compliance with all Environmental Laws and not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

          (b) Dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrowers shall use their best efforts to obtain hazardous waste manifest receipts from all treatment, transport, storage or disposal facilities or operators employed by Borrowers in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

          (c) In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substance at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrowing Agent shall, within fifteen (15) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

          (d) Promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any site owned, operated or used by any Borrower to dispose of Hazardous Substances and continue to forward copies of correspondence between any Borrower and the Authority regarding such claims to Agent until the claim is settled. Borrowers shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

          (e) Respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Borrower shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of the Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and the Lenders (or such third parties) in the exercise of any suc h rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Borrower. Notwithstanding the foregoing, Borrowers shall have the right to contest in good faith any order, decree or direction of the Authority to the extent that such contest does not create a substantial risk of either a Lien against the Real Property or a material diminution in the value thereof.

          (f) Promptly upon the written request of Agent from time to time and after Agent has received credible information of the possible existence of a Hazardous Discharge, provide Agent, at Borrowers' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Discharge found on, under, at or within the Real Property. Any report investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure p ayment of these costs and expenses.

          (g) Defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, Affiliates, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or the Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrowers' obligations under this Section 6.10 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrowers' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

          (h) For purposes of Section 5.7 and 6.11, all references to Real Property shall be deemed to include all of Borrowers' right, title and interest in and to its owned and leased premises.

     6.11. MORTGAGES. Borrowers shall as promptly as possible (and in any event within thirty (30) days) after Agent has delivered to Borrowing Agent a notice indicating that Undrawn Availability has fallen below $25,000,000 deliver to Agent a fully executed mortgage, substantially in the form of EXHIBIT 6.11 hereto or as otherwise may be satisfactory to Agent, on all Real Property then owned by any Borrower (except for GCS's Real Property located in Suwanee, Georgia if at the time of such notice it is subject to mortgage financing permitted hereunder), together with (i) title insurance policies (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policies to be delivered with respect to the mortgage), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of such Real Property subject to the mortgage, insuring the mortgage to create a valid Lien on such Rea l Property subject only to Permitted Liens, (ii) surveys certified by a licensed surveyor and sufficient to allow the issuer of the mortgage policy to issue an ALTA lender's policy and (iii) environmental studies and reports prepared by independent environmental engineering firms with respect to such Real Property.

     6.12. LICENSE AGREEMENTS. (a) Exercise its best efforts to cause each License Agreement entered into after the Closing Date to expressly permit, without the consent of the other parties to such license agreement and in a form satisfactory to Agent, the pledge or assignment of such Borrower's rights under such License Agreement to a lender as collateral security for the obligations of such Borrower to such lender, and the sale by such Lender of the Inventory covered by such License Agreement by such ender in the exercise of its rights and remedies and (b) give to Agent written notice of the execution of any new License Agreement promptly after the occurrence thereof, but in any event not less frequently than on a quarterly basis. Borrowers authorize Agent to modify
SCHEDULE 1.2(D) to this Agreement in the name of and on behalf of each Borrower without obtaining any Borrower's signature to such modification in order to add any future right, title or interest in any such new License Agreement entered into by any Borrower. Each Borrower grants Agent a power-of-attorney, irrevocable so long as this Agreement is in existence, to modify this Agreement by amending Schedule 1.2(D) to include such future License Agreements.


VII. NEGATIVE COVENANTS.

     No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement:

     7.1. MERGER, CONSOLIDATION, ACQUISITION AND SALE OF ASSETS.

          (a) Enter into any merger, consolidation or other reorganization with or into any other Person (other than a Borrower or, with a Borrower surviving, a Guarantor) or acquire all or a substantial portion of the assets or stock of any Person (other than a Borrower or a Guarantor) or permit any other Person to consolidate with or merge with it.

          (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets (including, without limitation, any promissory notes payable to any Borrower), except in the ordinary course of its business or to a Borrower and except as permitted in Sections 2.12(a) and 4.3 hereof.

     7.2. CREATION OF LIENS. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

     7.3. GUARANTEES. Become liable upon the obligations of any Person other than a Borrower by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on SCHEDULE 7.3, (b) the endorsement of instruments or items of payment in the ordinary course of business, (c) guarantees by SYX in the ordinary course of business with respect to the trade payables of any of the Borrowers, (d) guarantees of the Indebtedness of Millennium Group LLC in an aggregate amount, together with all loans described in Section 7.4(g), at any time not in excess of $8,000,000 and
(e) guarantees by SYX of the Indebtedness of its foreign subsidiaries, in an aggregate amount outstanding at any time not in excess of $25,000,000.

     7.4. INVESTMENTS, LOANS. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate, or purchase or acquire obligations, stock or assets of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof with maturities of not more than 365 days; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; and (d) U.S. money marke t funds that have assets in excess of $2.0 billion and that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, (e) loans to or by and investments in or capital stock of any Subsidiary of any Borrower which is also a Borrower under this Agreement, (f) trade credit incurred in the ordinary course of business and (g) loans in an aggregate amount, together with all guarantees described in Section 7.3(d), at any time not in excess of $8,000,000 to Millennium Group LLC.

     7.5. SALE LEASEBACK. Engage in any sale-leaseback or similar transaction involving any of its assets.

     7.6. CAPITAL EXPENDITURES. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an amount in excess of (i) $15,000,000 in the aggregate for Borrowers in the fiscal year ending December 31, 2001 and (ii) $16,000,000 in the aggregate for Borrowers in the fiscal year ending December 31, 2002 and in each fiscal year thereafter; PROVIDED, HOWEVER, that any unused portion of any such sum, up to $2,000,000 in any fiscal year, may be carried over and expended in the next succeeding fiscal year.

     7.7. DIVIDENDS. Declare, pay or make any dividend or distribution on any Capital Stock of SYX or such Borrower (other than dividends or distributions payable in its Capital Stock, or split-ups or reclassifications of its Capital Stock or dividends or distributions declared or paid to its Parent which is also a Borrower) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Capital Stock, or of any options to purchase or acquire any such Capital Stock of SYX or such Borrower.

     7.8. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Lenders; (ii) Indebtedness incurred for capital expenditures permitted under
Section 7.6 hereof; (iii) Indebtedness listed on SCHEDULE 7.8 hereto including renewals, extensions or refinancings thereof, provided that the principal amount thereof or any interest or fees do not increase or the amortization of any Indebtedness is not accelerated in each case from that in existence on the Closing Date; (iv) Indebtedness incurred by GCS consisting of mortgage financing in an amount not to exceed $9,500,000; (v) intercompany Indebtedness between Borrowers and (vi) any other Indebtedness incurred in the ordinary course of business not to exceed $250,000 in the aggregate outstanding at any time.

     7.9. NATURE OF BUSINESS. Substantially change the nature of the business in which it is presently engaged.

     7.10. TRANSACTIONS WITH AFFILIATES. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate other than a Borrower, except transactions conducted in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate and except for the agreements set forth on Schedule 7.10 hereto.

     7.11. LEASES. Enter as lessee into any lease arrangement for real or personal property except

               (i) leases which are capitalized and permitted under Sections 7.6 and 7.8 hereof;

               (ii) leases outstanding on the Closing Date and reflected on
          Schedule 7.11 and renewals and replacements thereof which do not materially increase the obligations of the respective Borrowers (which, in the case of leases, shall mean any increase in excess of 10% per annum); and

               (iii) leases entered into in the ordinary course of business, other than as set forth in subsections (i) and (ii) above, if after giving effect thereto, aggregate annual rental payments for operating leases would not exceed $750,000 in any one fiscal year.

     7.12. SUBSIDIARIES.

          (a) Form any domestic Subsidiary unless (i) such Subsidiary becomes a Borrower pursuant to documentation in form and substance satisfactory to Agent and its counsel or enters into a Guaranty and a security agreement in accordance with Section 6.8 hereof and (ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

          (b) Enter into any partnership, joint venture or similar arrangement.

     7.13. FISCAL YEAR AND ACCOUNTING CHANGES. Change its fiscal year from December 31 or make any material change in accounting treatment and reporting practices except as required by GAAP.

     7.14. PLEDGE OF CREDIT. Pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Borrower's business as conducted on the date of this Agreement.

     7.15. AMENDMENT OF ARTICLES OF INCORPORATION, BY-LAWS. Unless required by law, amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws if any such amendment, modification or waiver could, in Agent's reasonable judgment have a Material Adverse Effect on any Borrower.

     7.16. COMPLIANCE WITH ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan which is either subject to Title IV of ERISA or which materially increases the costs of any Borrower or any member of the Controlled Group, other than those Plans disclosed on SCHEDULE 5.8(d); (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction," as that term is defined in section 406 of ERISA and Section 4975 of the Code; (iii) incur, or permit any member of the Controlled Group to incur, any material "accumulated funding deficiency," as that term is defined in Section 302 of ERISA or Section 412 of the Code; (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any material liability of any Borrower or any member of the Controlled Group or the impositio n of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA; (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on SCHEDULE 5.8(d); (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent when it knows or has reason to know of the occurrence of any Termination Event; (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, in any material respect, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan; (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan which is either subject to Title IV of ERISA or which materially increases the costs of any Borrower or any member of the Controlled Group.

     7.17. PREPAYMENT OF INDEBTEDNESS. At any time, directly or indirectly, prepay any Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower prior to its maturity, or repay (by repurchase, redemption, retirement or otherwise) any Indebtedness of any Borrower upon maturity if any Event of Default shall have occurred and be continuing after giving effect to such repayment.

     7.18. UNDRAWN AVAILABILITY. Permit at any time prior to receipt by Agent of the quarterly financial statements of Borrowers on a Consolidated Basis for the fiscal quarter ending June 30, 2002 in accordance with Section 9.9 hereof, Undrawn Availability to be less than $20,000,000.

     7.19. FIXED CHARGE COVERAGE. Permit Fixed Charge Coverage to be less than
(i) 1.75 for the four quarters ending June 30, 2002 or (ii) 2.00 for the four quarters ending September 30, 2002 or any subsequent quarter on a rolling four quarter basis.

     7.20. FLOORPLANNING. Enter into any floorplanning arrangements with respect to the Inventory of any Borrower which involves the granting of a Lien on any Collateral unless the floorplan provider has entered into an intercreditor agreement with the Agent on terms and conditions satisfactory to Agent in its sole reasonable discretion.


VIII. CONDITIONS PRECEDENT.

     8.1. CONDITIONS TO INITIAL ADVANCES. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

          (a) NOTES. Agent shall have received the Notes duly executed and delivered by an authorized officer of each Borrower.

          (b) SEARCHES, FILINGS, REGISTRATIONS AND RECORDINGS. Agent shall have received a complete UCC, tax lien and judgment lien search report. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Other Document or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected first priority security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

          (c) CORPORATE PROCEEDINGS OF BORROWERS. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Borrower, authorizing (i) the execution, delivery and performance of the Loan Documents and (ii) the granting by each Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

          (d) INCUMBENCY CERTIFICATES. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower dated the Closing Date, as to the incumbency and signature of the officers of each Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (e) CERTIFICATES. Agent shall have received a copy of the Articles of Incorporation of each Borrower and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each Borrower.

          (f) GOOD STANDING CERTIFICATES. Agent shall have received good standing certificates for each Borrower dated not more than 20 days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of each Borrower's business activities or the ownership of its properties necessitates qualification.

          (g) LEGAL OPINION. Agent shall have received the executed legal opinion of Stroock & Stroock & Lavan LLP in form and substance satisfactory to the Agent which shall cover such matters incident to the transactions contemplated by the Loan Documents as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and each Lender.

          (h) NO LITIGATION. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers, members or directors of any Borrower (A) in connection with the Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which if adversely determined, could, in the reasonable opinion of Agent, have a Material Adverse Effect on any Borrower; and
(ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body.

          (i) GUARANTY; SECURITY AGREEMENT. Agent shall have received the Guaranty and Security Agreement of Millennium Group LLC, each in form and substance satisfactory to the Agent, together with appropriate financing statements.

          (j) COLLATERAL EXAMINATION; APPRAISALS. Agent shall have completed a Collateral examination the results of which shall be reasonably satisfactory in form and substance to the Lenders of the Collateral and all books and records in connection therewith. Agent shall have received the appraisal of the Appraiser which shall be reasonably satisfactory in form and substance to Agent.

          (k) FEES. Agent shall have received all fees payable to Agent and the Lenders on or prior to the Closing Date, including legal fees, costs and disbursements and fees pursuant to Article III hereof.

          (l) FINANCIAL STATEMENTS. Agent shall have received copies of, and be satisfied with

               (i) the financial statements of SYX on a Consolidated Basis, prepared by management and audited by Deloitte & Touche LLP or another independent certified public accountant satisfactory to the Agent for the three fiscal years immediately preceding the Closing Date, together with all written materials, reports and/or management letters prepared by such independent certified public accountants, each of which shall be in form and substance reasonably satisfactory to Agent;

               (ii) interim unaudited balance sheets and statements of income and cash flows of Borrowers on a Consolidated Basis for the quarterly period ending March 31, 2001, with comparative information (except with respect to cash flows) to the March 31, 2000 quarterly period, prepared by the Chief Financial Officer of Borrowing Agent, which shall be in form and substance reasonably satisfactory to Agent;

               (iii) quarter-by-quarter profit and loss statement, balance sheet and cash flow projection of Borrowers for the fiscal years ending December 31, 2001 and December 31, 2002; and

               (iv) a year-by-year profit and loss statement, balance sheet and cash flow projections of Borrowers on a Consolidated Basis for the fiscal years ending December 31, 2003 and December 31, 2004, each prepared by the Chief Financial Officer of Borrowing Agent.

          (m) STOCK PLEDGE AGREEMENT; OTHER DOCUMENTS. Agent shall have received executed each of the Stock Pledge Agreement (along with stock or membership certificates and stock or membership powers), Trademark Security Agreement, Patent Security Agreement and all Other Documents, each in form and substance satisfactory to Lenders.

          (n) INSURANCE. Agent shall have received in form and substance satisfactory to Agent, certified copies of Borrowers; casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Borrowers' liability insurance policies and directors and officers insurance, together with endorsements naming Agent as a co-insured.

          (o) UNDRAWN AVAILABILITY; BORROWING BASE. After giving effect to the initial Advances, Borrowers shall have collective Undrawn Availability of not less than $30,000,000. Agent shall have received evidence from each Borrower that the aggregate Borrowing Base is sufficient in value and amount to support Advances in the amount requested by each Borrower on the Closing Date.

          (p) PAYMENT INSTRUCTIONS. Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement.

          (q) BLOCKED ACCOUNTS; DEPOSITORY ACCOUNTS. Borrowers shall have commenced efforts to obtain duly executed agreements establishing the Blocked Accounts and Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral, the failure of which to obtain and deliver to Agent within 15 days of the Closing Date (which such period may be extended by Agent in its sole discretion) shall constitute an Event of Default.

          (r) CONSENTS. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary.

          (s) NO ADVERSE MATERIAL CHANGE. (i) Since December 31, 2000 there shall not have occurred (x) any material adverse change in its condition, financial or otherwise, operations, properties, (y) any material damage or destruction to any of the Collateral or any material depreciation in the value thereof and (z) any event, condition or state of facts which would reasonably be expected to have a Material Adverse Effect on any Lead Borrower, Borrowers taken as a whole or any material portion of the Collateral or Agent's Lien thereon and
(ii) no representations made or information supplied to Agent or any Lender shall have been proven to be inaccurate or misleading in any material respect.

          (t) LEASEHOLD AGREEMENTS. Agent shall have reviewed all of each Borrower's leases and received landlord, mortgagee or warehouseman agreements reasonably satisfactory to Agent with respect to all premises leased by Borrowers where Inventory is kept.

          (u) CONTRACT REVIEW. Agent shall have reviewed all material contracts of Borrowers (excluding, where applicable, such financial terms which Borrower is contractually prohibited from disclosing) including, without limitation, leases, union contracts, labor contracts, employee contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent.

          (v) CLOSING CERTIFICATE. Agent shall have received a closing certificate signed by the Chief Financial Officer of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrowers are on such date in compliance with all the terms and provisions set forth in this Agreement and the other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing.

          (w) CUSTOMERS AND SUPPLIERS. Agent shall have conducted and be reasonably satisfied with the results of its customer and supplier checks.

          (x) CASH MANAGEMENT. Agent shall be reasonably satisfied with each Borrower's cash management and management information systems.

          (y) SCHEDULE OF AFFILIATES AND SUBSIDIARIES. Agent shall have received and be satisfied with a schedule of Affiliates and Subsidiaries of each Borrower.

          (z) COLLATERAL ASSIGNMENTS OF LICENSE AGREEMENTS. Agent shall have received a duly executed collateral assignment of rights with respect to each of the License Agreements.

          (aa) CAPITAL STRUCTURE. Agent shall be satisfied with the capital structure of SYX and the other Borrowers.

          (bb) ENVIRONMENTAL REPORTS. Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms with respect to the real property owned by GEC located in Suwanee, Georgia.

          (cc) OTHER. All corporate and other proceedings, and all documents, instruments and other legal matters shall be satisfactory in form and substance to Agent, the Lenders and their counsel.

     8.2. CONDITIONS TO EACH ADVANCE. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, its initial Advance) is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for changes which have specifically been communicated to Agent in writing; PROVIDED, HOWEVER, that no such communication or notice, in and of itself, shall constitute the consent or waiver by Agent or the Lenders to the matters set forth therein;

          (b) NO DEFAULT. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; PROVIDED, HOWEVER that Lenders in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

          (c) MAXIMUM ADVANCES. In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum Advances permitted under Section 2.1 hereof.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.


IX. INFORMATION AS TO BORROWERS.

Each Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

     9.1. DISCLOSURE OF MATERIAL MATTERS. Immediately upon learning thereof, report to Agent all matters materially adversely affecting the value, enforceability or collectability of any portion of the Collateral including, without limitation, any Borrower's reclamation or repossession of, or the return to any Borrower of, or disputes asserted by any Customer or other obligor regarding a material amount of goods or claims. No Borrower will, without Agent's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower.

     9.2. SCHEDULES. Deliver to Agent on or before the twentieth (20th) day of each month as and for the prior month (a) accounts receivable agings, (b) Inventory reports, (c) accounts payable agings, (d) reconciliations with respect to each of foregoing, (e) Borrowing Base Certificates, (f) lockbox statements,
(g) an Inventory designation report and (h) such other schedules as Agent may request. Borrower shall also deliver to Agent, on a daily basis, copies of all sales, collection, debit and credit adjustment schedules. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

     9.3. ENVIRONMENTAL REPORTS. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7, 9.8 and 9.9, with a certificate signed by the President or Chief Financial Officer of Borrowing Agent stating, to the best of his knowledge, that Borrowers are in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent Borrowers are not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action the respective Borrower will implement in order to achieve full compliance.

     9.4. LITIGATION. Promptly notify Agent in writing of any litigation, suit or administrative proceeding, investigation, tax audits affecting any Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which may have a Material Adverse Effect on any Lead Borrower or Borrowers taken as a whole.

          9.5. MATERIAL OCCURRENCES. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (d) each and every default by any Borrower with respect to any Indebtedness in excess of $100,000, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness and (e) any other developm ent in the business or affairs of any Borrower which would reasonably be expected to have a Material Adverse Effect on any Lead Borrower, Borrowers taken as a whole, any material portion of the Collateral or Agent's Lien thereon; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

     9.6. INTENTIONALLY OMITTED

     9.7. ANNUAL FINANCIAL STATEMENTS. Furnish Agent no later than ninety-one
(91) days after the end of each fiscal year of Borrowing Agent (or if the 90th day is not a Business Day, the day immediately succeeding the date on which the filing of such financial statements with the SEC is due), financial statements of SYX on a Consolidated Basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and reasonably satisfactory to Agent (the "Accountants"). The report of the Accountants shall be accompanied by, or promptly followed by (pending receipt of same by any Borrower), the management letters of the Accountants and shall be accompanied by a certificate of the Accountants that
(i) they have caused the Loan Agreement to be reviewed and (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any Other Document or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing. In addition, the aforementioned audited financial statements shall be accompanied by (x) unaudited consolidating financial statements of Borrowers on a Consolidated Basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, and (y) a certificate of Borrowing Agent's Chief Financial Officer or Vice President/Controller which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 7.6, 7.8, 7.11, 7,17, 7.18, and 7.19.

     9.8. QUARTERLY FINANCIAL STATEMENTS. Furnish Agent no later than forty-six
(46) days after the end of each fiscal quarter (or if the 45th day is not a Business Day, the day immediately succeeding the date on which the filing of such financial statements with the SEC is due), an unaudited balance sheet of SYX on a Consolidated Basis, and of Borrowers on a Consolidated Basis on a consolidating basis, unaudited statements of income and members' or stockholders' equity and cash flow (without footnotes) reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and in all material respects and fairly present the financial condition of the parties described therein, subject to normal year end adjustments and the absence of footnotes. The reports shall be accompanied by a certificate of Borrowing Agent's Chief Financial Officer or Vice President/Controller which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 7.6, 7.8, 7.11, 7.17, 7.18 and 7.19. All financial statements required herein shall be presented in comparative form, showing differences to the pervious reporting period.

     9.9. MONTHLY FINANCIAL STATEMENTS. Furnish Agent within thirty (30) days after the end of each month (including, without limitation, the months at the end of each quarter and at the end of each fiscal year, subject to revision upon delivery of financial statements in accordance with Sections 9.7 and 9.8), an unaudited consolidating balance sheet of Borrowers on a Consolidated Basis, unaudited statements of income and members' and/or stockholders' equity and cash flow reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate of Borrowing Agent's Chief Financial Officer or Vice President/Controller which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 7.6, 7.8, 7.11, 7.17, 7.18, and 7.19. All financial statements required herein shall be presented in comparative form, showing differences to the previous reporting period.

     9.10. OTHER REPORTS. Furnish Agent with copies of such financial statements, reports and returns as SYX or any Borrower shall send to its Stockholders or the SEC.

     9.11. ADDITIONAL INFORMATION. Furnish Agent with additional information as Agent shall reasonably request in order to enable Agent and Lenders to determine whether the terms, covenants, provisions and conditions of this Agreement and the Other Documents have been complied with by Borrowers including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least twenty (20) days prior thereto, notice of any Borrower's opening of any new office or place of business or any Borrower's closing of any existing office or place of business and/or any change in the location in which any Borrower maintains its chief executive office or place where it maintains its books and records, and (c) promptly upon any Borrower's learning thereof, of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

     9.12. PROJECTED OPERATING BUDGET. Furnish Agent, no later than thirty (30) days prior to the beginning of each fiscal year of the Borrowers commencing with the fiscal year commencing January 1, 2002, (a) a quarter-by-quarter projected operating budget and cash flow of Borrowers for such fiscal year (including an income statement for each quarter and a balance sheet as at the end of each fiscal quarter), and (b) a year-by-year projected operating budget and cash flow of Borrowers for such fiscal year and at least two additional years thereafter (including an income statement for each year and a balance sheet as at the end of each fiscal year), such projections to be accompanied by a certificate signed by the Chief Executive Officer and/or Chief Financial Officer of Borrowing Agent to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of a ny material assumptions on which such projections were prepared.

     9.13. VARIANCES FROM OPERATING BUDGET. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and each quarterly and monthly report, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

     9.14. GOVERNMENTAL NOTICES. Furnish Agent with prompt notice of (i) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower, or if copies thereof are requested by Agent and
(iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower.

     9.15. ERISA NOTICES AND REQUESTS. Furnish Agent with prompt written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Service, Department of Labor or PBGC with respect thereto,
(ii) any Borrower or any member of the Controlled Group knows or has reason to know that a non-exempt prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any material increase in the benefits of any existing Plan or the establishment of any new Plan which is either subject to Title IV of ERISA or which materially increases the costs of any Borrower or any member of the Controlled Group or the commencement of contributions to any Plan which is either subject to Title IV of ERISA or which materially increases the costs of any Borrower or any member of the Controlled Group to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualif ication of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

     9.16. ADDITIONAL DOCUMENTS. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.


X. EVENTS OF DEFAULT.

     The occurrence of any one or more of the following events shall constitute an "Event of Default":

     10.1. failure by any Borrower or any Guarantor to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein or in any Other Document when due;

     10.2. any representation or warranty made or deemed made by any Borrower or any Guarantor in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

     10.3. failure by any Borrower or any Guarantor to (i) furnish financial information when due in accordance with the terms of this Agreement or (ii) permit the inspection of its books or records in accordance with the terms of this Agreement;

     10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment for an amount in excess of $100,000 in the aggregate for all Borrowers and Guarantors which is not stayed, bonded or lifted within thirty
(30) days;

     10.5. failure or neglect of any Borrower and/or Guarantor to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between any Borrower and/or Guarantor and any Lender which, in the case of the provisions set forth in Sections 6.5, 6.6, 6.8 and 6.10 continues unremedied for 15 days or more;

     10.6. any judgment is rendered or judgment liens filed against any Borrower or any Guarantor for an amount in excess of $100,000 in the aggregate which within thirty (30) days of such rendering or filing is not either satisfied, stayed, bonded or discharged of record;

     10.7. any Borrower or any Guarantor shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

     10.8. any Borrower or any Guarantor shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

     10.9. any Subsidiary of any Borrower, or any Guarantor, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

     10.10. this Agreement or any of the Other Documents shall for any reason cease to be, or shall be asserted by any Borrower or any Guarantor not to be, a legal, valid and binding obligation of such Guarantor or Borrower, enforceable in accordance with its terms, or the security interest or Lien purported to be created by any of the Loan Documents shall for any reason cease to be, or be asserted by any Borrower or any Guarantor not to be, a valid, first priority perfected security interest and Lien in any Collateral (except to the extent otherwise permitted under this Agreement or any of the Other Documents);

     10.11. any material damage to, or loss, theft or destruction of, any material Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, natural disaster or public enemy, or other casualty which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower if any such event or circumstance would reasonably be likely to have a Material Adverse Effect on any Lead Borrower, Borrowers taken as a whole, the Collateral or Agent's Liens thereon or the practical realization of the benefits of Agent's and Lenders' rights and remedies hereunder;

     10.12. a default shall occur with respect to any Indebtedness of any Borrower or Guarantor in an amount equal to or in excess of $100,000 or when taken together with all other Indebtedness which are in default shall exceed $250,000 for the Borrowers and Guarantor taken as a whole which default is not cured within any applicable grace period;

     10.13. termination or breach of any Guaranty or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;

     10.14. any Change of Control shall occur;

     10.15. if (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent, trademark or tradename of any Borrower or any Guarantor, the continuation of which is material to the continuation of any Borrower's or any Guarantor's business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Borrower's or any Guarantor's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of any Borrower's or any Guarantor's business shall be revoked or term inated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect on any Lead Borrower, the Borrowers taken as a whole, the Collateral or Agent's Liens thereon or the practical realization of the benefits of Agent's and Lenders' rights and remedies hereunder;

     10.16. any portion of the Collateral shall be seized or taken by a Governmental Body, or any Borrower or any Guarantor or the title and rights of any Borrower or any Guarantor which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

     10.17. an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would reasonably be expected to have a Material Adverse Effect on any Lead Borrower, the Borrowers taken as a whole, the Collateral or Agent's Liens thereon or the practical realization of the benefits of Agent's and Lenders' rights and remedies hereunder; or

     10.18. any other event or condition shall occur or exist which, in the reasonable judgment of Agent, would reasonably be expected to have a Material Adverse Effect on any Lead Borrower or on the Borrowers taken as a whole, the Collateral or Agent's Liens thereon or the practical realization of the benefits of Agent's and Lenders' rights and remedies hereunder.


XI. LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

     11.1. RIGHTS AND REMEDIES. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against any Borrower in any involuntary case under any state or federal bankruptcy laws, the obligations of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over such Borrower. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. In addition, Agent may conduct or engage third parties to conduct, at Borrowers' expense, appraisals of the Collateral and/or Borrower's business. Agent may enter any Borrower's premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Lenders at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part there of, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect, provided that any such sale shall be conducted in a commercially reasonable manner. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowers at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Borrower. In conn ection with the exercise of the foregoing remedies, Agent is granted permission, without charge, to use all of Borrowers' trademarks, trade styles, trade names, patents, patent applications, licenses (to the fullest extent assignable), franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent and Lenders for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Agent and the Lenders therefor.

     11.2. AGENT'S DISCRETION. Agent shall have the right in its reasonable discretion, subject to the provisions of Sections 11.1 and 16.2 hereof, to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

     11.3. SETOFF. In addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence and during the continuance of an Event of Default hereunder, Agent and such Lender shall have a right to apply any Borrower's property held by Agent and such Lender or by the Bank to reduce the Obligations.

     11.4. RIGHTS AND REMEDIES NOT EXCLUSIVE. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.


XII WAIVERS AND JUDICIAL PROCEEDINGS.

     12.1. WAIVER OF NOTICE. Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

     12.2. DELAY. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

     12.3. JURY WAIVER. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


XIII. EFFECTIVE DATE AND TERMINATION.

     13.1. TERM. This Agreement shall become effective on the date hereof and shall continue in full force and effect until the Termination Date unless sooner terminated as herein provided.

     13.2. TERMINATION. The termination of the Agreement shall not affect any Borrower's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and the Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that any Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been paid or performed in full after the termination of this Agreement or each Borrower has furnished Agent and the Lenders with an indemnification satisfactory to Agent and the Lenders with respect thereto. Accordingly, each Bor rower waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations are paid in full in cash. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are repaid or performed in full.


XIV. REGARDING AGENT.

     14.1. APPOINTMENT. Each Lender hereby designates Chase to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Section
3.4 and in the Fee Letter), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Agent shall not be requi red to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; PROVIDED, HOWEVER, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification from each Lender reasonably satisfactory to Agent with respect thereto.

     14.2. NATURE OF DUTIES. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

     14.3. LACK OF RELIANCE ON AGENT AND RESIGNATION. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Other Documents or the financial condition of any Borrower, or the existence of any Event of Default or any Default.

     Agent may resign on sixty (60) days' written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent which, unless an Event of Default has occurred which is then continuing, shall be reasonably satisfactory to Borrowers.

     Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     14.4. CERTAIN RIGHTS OF AGENT. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

     14.5. RELIANCE. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

     14.6. NOTICE OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or a Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED, THAT, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

     14.7. INDEMNIFICATION. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

     14.8. AGENT IN ITS INDIVIDUAL CAPACITY. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     14.9. DELIVERY OF DOCUMENTS. To the extent Agent receives financial statements required under Sections 9.7, 9.8 and 9.9 from any Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

     14.10. BORROWERS' UNDERTAKING TO AGENT. Without prejudice to their respective obligations to the Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or the Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower's obligations to make payments for the account of the Lenders or the relevant one or more of them pursuant to this Agreement.

     14.11. CO-AGENTS. The entity identified on the cover page of this Agreement as the "Co-Agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to all Lenders as such. Without limiting the foregoing, the entity so identified as the "Co-Agent" shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the entity so identified as the "Co-Agent" in deciding to enter into this Agreement and each other Loan Document to which it is a party or in taking or not taking action hereunder or thereunder.


XV. BORROWING AGENCY

     15.1. BORROWING AGENCY PROVISIONS.

          (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

          (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

          (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.

     15.2. WAIVER OF SUBROGATION. Until the Obligations are indefeasibly paid in full, each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement.


XVI. MISCELLANEOUS.

     16.1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in
Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon FORUM NON CONVENIENS. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

     16.2. ENTIRE UNDERSTANDING. (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, executed by the party or parties making such representations, warranties or guarantees. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

          (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrowers may, subject to the provisions of this Section
16.2 (b), from time to time enter into written supplemental agreements to this Agreement, the Notes or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of the Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of all the Lenders:

               (i) increase the Commitment Percentage of any Lender;

               (ii) increase the Revolving Credit Commitment;

               (iii) increase any Advance Rate or increase any dollar sublimit figure set forth in Section 2.1(a);

               (iv) release any Guarantor;

               (v) extend the maturity of the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement;

               (vi) alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b);

               (vii) release any Collateral during any calendar year having an aggregate value in excess of $2,500,000; and

               (viii) change the rights and duties of Agent;

PROVIDED, FURTHER, that no such supplemental agreement shall, without the consent of Supermajority Lenders:

               (i) alter, amend, modify or waive any provision of either Sections 4.1, 4.15(h), 6.11 or 7.18 of this Agreement;

               (ii) alter any provision in the definitions of Eligible Inventory or Eligible Receivables; or

               (iii) amend, modify or waive the requirement for Required LC Collateral set forth in Section 3.3 hereof.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

     16.3. SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NEW LENDERS.

          (a) This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

          (b) Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrowers shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

          (c) Any Lender may sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording; PROVIDED, HOWEVER, no Lender shall sell all or any portion of its rights under this Agreement without (x) the prior written consent of Agent (not to be unreasonably withheld) and (y) unless a Default or Event of Default has occurred which is then continuing, without providing Borrowing Agent with at least one Business Day's telephonic prior notice of such sale, assignment or transfer. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Co mmitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers hereby consent to any adjustment of the Commitment Percentages arising from the purchase by such Purch asing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall, upon the request of Agent or any Purchasing Lender, execute new Notes in exchange for the Notes, if any, being assigned. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate any of the foregoing.

          (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Agent shall receive a fee in the amount of $3,000 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

          (f) Borrowers authorize each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrowers which has been delivered to such Lender by or on behalf of Borrowers pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrowers.

     16.4. APPLICATION OF PAYMENTS. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

     16.5. INDEMNITY. Each Borrower shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross (not mere) negligence of the party being indemnified.

     16.6. NOTICE. Any notice or request hereunder may be given to any Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (d) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or five (5) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overn ight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

     (A)  If to Agent or      The Chase Manhattan Bank
          Chase at:           1166 Avenue of the Americas, 16th Floor
                              New York, New York 10036
                              Attention: Credit Deputy
                              Telephone: (212) 899-1187
                              Facsimile: (212) 899-2929

          with a copy to:     Hahn & Hessen LLP
                              350 Fifth Avenue
                              New York, New York 10118-0075
                              Attention: Daniel J. Krauss, Esq.
                              Telephone: (212) 736-1000
                              Facsimile: (212) 594-7167

     (B) If to a Lender other than Agent, as specified on the signature pages hereof

     (C)  If to a Borrower
          or Borrowing Agent,
          at:                 Systemax Inc.
                              22 Harbor Park Drive
                              Port Washington, NY 11050
                              Attention: Steven M. Goldschein, CFO
                              Telephone: (516) 608-7654
                              Facsimile: (516) 625-2593

          with a copy to:     Stroock & Stroock & Lavan LLP
                              180 Maiden Lane
                              New York, NY 10038-4982
                              Attention: Theodore S. Lynn, Esq.
                              Telephone: (212) 806-6629
                              Facsimile: (212) 806-6006

     16.7. SURVIVAL. The obligations of Borrowers and Lenders under Sections 2.2(f), 3.7, 3.8, 3.9,. 6.10(g), 14.7 and 16.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

     16.8. SEVERABILITY. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

     16.9. EXPENSES. All costs and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by Agent, Agent on behalf of the Lenders and the Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with any Borrower, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to the applicabl e Borrower's Account and shall be part of the Obligations.

     16.10. INJUNCTIVE RELIEF. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Lenders; therefore, each Lender, if such Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

     16.11. CONSEQUENTIAL DAMAGES. Neither Agent, any Lender nor any agent or attorney for any of them shall be liable to any Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

     16.12. CAPTIONS. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

     16.13. COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     16.14. CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed this Agreement.

     16.15. CONFIDENTIALITY. Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with its customary procedures for handling confidential information of this nature; PROVIDED, HOWEVER, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders; (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; (d) in connection with any litigation, arbitration or dispute involving any Borrower and such Lender or Transferee; or (e) if such information or any portion of it
(A) could have been obtained by such Lender or Transferee prior to disclosure from sources other than the Borrowers on a non-confidential basis, (B) becomes generally known t o the public or trade after the disclosure otherwise prohibited hereunder; (C) was known by such Lender or Transferee prior to the execution of this Agreement; or (D) is furnished by any Borrower to others on an non-confidential basis; provided, further that (i) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information
(A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and
(ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

     Each of the parties has signed this Agreement as of the day and year first above written.


                              SYSTEMAX INC.


                              By: /s/ Steven M. Goldschein
                                  Name: Steven M. Goldschein
                                  Title: Senior Vice President


                              SYSTEMAX MANUFACTURING INC.
                              GLOBAL COMPUTER SUPPLIES INC.
                              GLOBAL EQUIPMENT COMPANY, INC.
                              TIGER DIRECT, INC.
                              DARTEK CORPORATION
                              NEXEL INDUSTRIES, INC.
                              MISCO AMERICA INC.
                              SYSTEMAX RETAIL SALES INC.
                              PAPIER CATALOGUES, INC.
                              CATALOG DATA SYSTEMS, INC.
                              MILLENNIUM FALCON CORP.
                              TEK SERV INC.
                              B.T.S.A., INC.
                              KEYBOARDMALL.COM INC.


                              By: /s/ Steven M. Goldschein
                                  Name: Steven M. Goldschein
                                  Title: Vice President


                              THE CHASE MANHATTAN BANK, as Lender and as Agent, sole Arranger and sole Book Runner


                              By: /s/ Kathleen C. Krieg
                                  Name: Kathleen C. Krieg
                                  Title: Vice President

                              Commitment Percentage: 35.7143%

                              TRANSAMERICA BUSINESS CAPITAL CORPORATION, as Lender and as Co-Agent


                              By: /s/ Michael S. Burns
                              Its: Senior Vice President

                              Commitment Percentage: 35.7143%



                              GMAC COMMERCIAL CREDIT LLC,
                              as Lender


                              By: /s/ Frank Imperato
                              Its: Senior Vice President

                              Commitment Percentage: 28.5714%